Exhibit 10.2

Execution Version

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

VROOM AUTOMOTIVE, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

Dated as of January 16, 2026

THE MEMBERSHIP INTERESTS AND UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, OFFERED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

SUCH INTERESTS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THIS AGREEMENT, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER.

2

i

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

VROOM AUTOMOTIVE, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

This Second Amended and Restated Limited Liability Company Agreement of Vroom Automotive, LLC (the “Company”) is made and entered into on January 16, 2026 (the “Effective Date”), by and among the Members, the Company and Vroom, Inc., a Delaware corporation (“Vroom Parent”).

W I T N E S S E T H :

WHEREAS, the Company was originally formed on September 19, 2001, as a corporation under the jurisdiction of the State of Texas, under the name “Left Gate Property Holding, Inc.”;

WHEREAS, the Company converted from a Texas corporation to a Texas limited liability company on June 23, 2015, pursuant to and in accordance with the Texas Business Organizations Code, and as part of that conversion changed its name to “Left Gate Property Holding, LLC”;

WHEREAS, on December 23, 2015, the Company and its then sole member amended and restated the initial limited liability company agreement of the Company by adopting, executing and entering into that certain Amended and Restated Company Agreement of the Company (as amended, restated or otherwise modified from time to time, the “Existing LLC Agreement”);

WHEREAS, pursuant to and in accordance with the Texas Business Organizations Code, the Company changed its name to “Vroom Automotive, LLC” on March 1, 2021, by filing a Certificate of Amendment to its Certificate of Formation with the Secretary of State of the State of Texas;

WHEREAS, on October 10, 2025, the Company converted from a Texas limited liability company to a Delaware limited liability company (the “Conversion”) by (i) filing a Certificate of Conversion and a Certificate of Formation with the Secretary of State of the State of Delaware pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq., as amended and in effect from time to time, the “Act”), and (ii) filing a Certificate of Conversion of a Texas Filing Entity Converting to a Foreign Entity.

WHEREAS, contemporaneously with the execution of this Agreement, the Company will issue Preferred Units to the Investor Member pursuant to the terms and conditions of that certain Preferred Unit Purchase Agreement, dated as of the date hereof, by and between the Company, the Investor Member and Vroom Parent (the “Purchase Agreement”);

4928-3295-0640v.36

WHEREAS, in connection with the Conversion and the transactions contemplated under the Purchase Agreement, the parties hereto wish to effect (a) the amendment and restatement of the Existing LLC Agreement, (b) the admission of the Investor Member as a member of the Company, (c) the admission of the Vroom Member as a member of the Company and (d) the continued operation of the Company on the terms set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms have the meanings set forth below:

“382 Change Transaction” means any transaction that would cause an “ownership change” of the Company and/or Vroom Member (within the meaning of Section 382 of the Code) for U.S. federal income tax purposes, other than any such “ownership change” which would not have occurred but for the Investor Member’s and its Affiliates’ ownership of equity Securities of the Company (excluding, for this purpose, any ownership of any Preferred Units or any Common Units issued upon conversion thereof).

“382 Redemption” has the meaning set forth in Section 8.04(a).

“382 Redemption Closing Date” has the meaning set forth in Section 8.04(a).

“382 Redemption Failure” has the meaning set forth in Section 8.04(b).

“382 Redemption Notice” has the meaning set forth in Section 8.04(a).

“Act” has the meaning set forth in the Recitals.

“Additional Capital Contribution” means, with respect to each Member, any amount contributed by such Member to the Company in excess of the existing Capital Contribution of such Member on the Effective Date.

“Additional Equity Financing” means any transaction (or series of related transactions) pursuant to which the Company raises additional capital or obtains any equity financing from any Person (other than the Investor Member), including (a) Additional Capital Contributions, (b) subject to Section 3.04 and Section 3.05 hereof, the issuance or sale of any equity Securities of the Company (including any Securities convertible into or exchangeable for equity Securities), or (c) in connection with, or otherwise related to, a Permitted Asset Contribution.

“Additional Member” has the meaning set forth in Section 3.02(b).

“Additional Preferred Units” has the meaning set forth in Section 3.04(a).

“Affiliate” of any Person means any Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person, and the term “Affiliated” shall have a correlative meaning. For the avoidance of doubt, (a) the Investor Member shall not be an Affiliate of the Company, the Vroom Member or Vroom Parent, and (b) UMB Bank, N.A., a national banking association, and UMB Delaware Inc., a Delaware limited purpose trust company, shall not be Affiliates of the Investor Member.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement, including all exhibits and schedules hereto, as it may be amended or restated from time to time.

“Approved Financing Trust” means any Entity specifically approved in writing by the Investor Member.

“Assigned Intellectual Property” has the meaning set forth in the definition of “Excluded Liabilities”.

“Bankruptcy Law” means the United States Bankruptcy Code or any other present or future insolvency, bankruptcy, liquidation, conservatorship, reorganization or moratorium constitution, statute, law, ordinance, rule, regulation, order, writ, injunction or decree.

“Board of Managers” has the meaning set forth in Section 4.01(a)(i).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York or the state of Delaware are authorized or required to close.

“Capital Contributions” means, with respect to any Member, the amount of money or property (other than money) contributed to the Company by such Member (or its predecessors in interest) with respect to the Units held by such Member.

“CarStory License Agreement” means that certain Intellectual Property License Agreement, dated as of the date hereof, by and between the Company and Vast.

“Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware pursuant to the Act as set forth in the Recitals, as it has been and may be amended or restated from time to time.

“Change of Control” means:

(a) with respect to Vroom Parent, the occurrence of any one or more of the following events:

(i) any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than

50% of the combined voting power of the then outstanding voting securities of Vroom Parent;

(ii) the individuals who were members of the board of directors of Vroom Parent on the Effective Date (the “Current Board Members”) cease for any reason to constitute a majority of the board of directors of Vroom Parent or its successor; however, if the election or the nomination for election of any new director of Vroom Parent or its successor is approved by a vote of a majority of the individuals who are Current Board Members, such new director shall, for the purposes of this definition, be considered a Current Board Member;

(iii) any merger or consolidation of Vroom Parent where the shareholders of Vroom Parent immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the outstanding securities of Vroom Parent immediately before such merger or consolidation;

(iv) any direct or indirect sale, transfer assignment or disposition (whether by merger, consolidation, reorganization, recapitalization or otherwise) of all or substantially all the assets of Vroom Parent to another person; or

(v) a complete liquidation or dissolution of Vroom Parent;

(b) with respect to the Vroom Member, the occurrence of any one or more of the following events:

(i) any direct or indirect sale, transfer assignment or disposition (whether by merger, consolidation, reorganization, recapitalization or otherwise) of all or substantially all the assets of the Vroom Member to another person;

(ii) a complete liquidation or dissolution of the Vroom Member; or

(iii) the Vroom Member ceases to be directly or indirectly 100% owned by Vroom Parent; and

(c) with respect to any other Person, the occurrence of any one or more of the following events:

(i) any direct or indirect sale, transfer, assignment or other disposition (whether by merger, consolidation, reorganization, recapitalization, or otherwise, and whether in a single transaction or series of related transactions) of all or substantially all of the assets of such Person, to another Person;

(ii) any merger, consolidation or other business combination of such Person with or into any other Person, as a result of which the holders of the voting equity interests of such Person immediately prior to such transaction cease to own, directly or indirectly, a majority of the voting power (by number or by voting rights) of the outstanding equity interests of the surviving or resulting entity immediately following such transaction; or

(iii) any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of such Person.

“CoC Redemption” has the meaning set forth in Section 8.03.

“CoC Redemption Closing Date” has the meaning set forth in Section 8.03.

“CoC Redemption Notice” has the meaning set forth in Section 8.03.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Interest” means the limited liability company interest represented by the Common Units owned by a Common Member in the Company at any particular time, including the right of such Common Member to any and all benefits to which such Common Member may be entitled as provided in the Act, this Agreement, or otherwise, together with the obligations of such Common Member to comply with all terms and provisions of this Agreement and the Act.

“Common Member” means any Member holding Common Units from time to time.

“Common Units” has the meaning set forth in Section 3.07(c).

“Company” has the meaning specified in the introductory paragraph.

“Company Business” has the meaning set forth in Section 2.05(a).

“Company Expenses” has the meaning set forth in Section 4.03(b).

“Company Group” means the Company and its Affiliates.

“Company NOLs” means any net operating losses incurred by the Company for United States federal income tax purposes.

“Control,” “Controlled” and “Controlling” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

“Conversion” has the meaning set forth in the Recitals.

“Current Board Members” has the meaning set forth in the definition of Change of Control.

“Default Rate” means a rate of interest per annum equal to the applicable Distribution Rate plus three percent (3%).

“Distribution Rate” means a variable rate of interest per annum that fluctuates and resets on each Quarterly Distribution Date and is equal to (a) in the case of the Series A Preferred Units, the then-applicable SOFR plus 8.25%, and (b) in the case of the Series B Preferred Units, the then-applicable SOFR plus nine percent (9%); provided, that, the Distribution Rate for the Series A Preferred Units and Series B Preferred Units shall never be less than zero percent (0%).

[***] has the meaning set forth in Section 12.08(a).

“Early Redemption Price” means, with respect to each redeemed Preferred Unit, an amount equal to (a) (i) the Liquidation Preference of such Preferred Unit, multiplied by (ii) the Redemption Premium Percentage, plus (b) in the case of each redeemed Series B Preferred Unit only, the Special Redemption Price (if any) on such Series B Preferred Unit.

“Employee Acknowledgement” has the meaning set forth in Section 12.11(b).

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity.

“Event of Default” means the occurrence of any of the following events: (a) the failure of the Company to pay any dividends or distributions on the Preferred Units (including the failure to pay any Preferred Accruing Distributions on a quarterly basis) when due, (b) the failure of the Company to redeem or repurchase any Preferred Units when required under this Agreement, (c) the Company makes a determination to discontinue (or does cease to conduct) business, (d) the Company, the Vroom Member, Vroom Parent, UACC or any other direct or indirect entity through which Vroom Parent owns an interest in the Company (each of the foregoing, a “Material Group Member”) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating any Material Group Member as bankrupt or insolvent or any order for relief with respect to any Material Group Member is entered under the bankruptcy or insolvency Laws of any jurisdiction, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days; (e) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation Law of any jurisdiction or any such petition or application is filed, or any such proceeding is commenced, against any Material Group Member and either (i) the Company or such Material Group Member by any act confirms its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days; (f) any material breach by the Company, Vroom Parent or the Vroom Member of any of their respective representations, warranties, covenants or agreements under this Agreement (including Section 12.11) or the Purchase Agreement (which breach, if capable of being cured, is not cured by the Company, Vroom Parent or the Vroom Member (as applicable) within twenty (20) Business Days of the date of such breach); or (g) the Company is required to register as an “investment company” within the meaning of the Investment

Company Act, or the Company relies on the exemptions from registration set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

“Excess Cash” means, as of the time of determination, an amount of cash equal to (a) all available cash of the Company, minus (b) all accrued but unpaid distributions on the Preferred Units (including the Preferred Accruing Distributions), minus (c) all Company Expenses, minus (d) the Reserves (which must be determined and established as of such time of determination).

“Excess Warehouse Asset Base” means [***]

“Excluded Assets” means those assets set forth on EXHIBIT B.

“Excluded Assets and Liabilities” means the Excluded Assets and the Excluded Liabilities.

“Excluded Assets and Liabilities Holders” has the meaning set forth in Section 12.07.

“Excluded Liabilities” means any and all liabilities, obligations, debts, claims, losses, damages, fines, penalties, costs, expenses, or commitments of the Company of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, direct or indirect, and whether arising under contract, law, equity, tort, or otherwise, that are not expressly included in the definition of Specified Liabilities. For the avoidance of doubt, “Excluded Liabilities” shall include any and all liabilities and obligations of the Company arising out of or relating to (a) the intellectual property transferred and/or assigned by the Company to Vast pursuant to the IP Assignment Agreement (as defined in the Purchase Agreement) (the “Assigned Intellectual Property”), and (b) the Transferred Employees (including any claim asserted by or on behalf of a Transferred Employee) and the transactions contemplated in Section 12.11, and (c) any benefit or compensation plan, program, policy or arrangement presently or formerly maintained, sponsored, contributed to (or obligated to be contributed to) or entered into by Company, whether or not such liability or obligation arises on, prior to or after the Effective Date.

“Excluded Opportunity” has the meaning set forth in Section 4.06.

“Existing LLC Agreement” has the meaning set forth in the Recitals.

“Fair Market Value” means, as applicable, (a) with respect to any Unit or class of Units, the per Unit value thereof, assuming a sale of all of the Company’s assets (including goodwill), by a willing seller to a willing buyer in an arm’s-length transaction (which amount per Unit shall not include any discount to reflect that a Unit represents a minority interest in the Company, is non-voting or is individually illiquid) and shall be reasonably determined in good faith by the Board of Managers, and (b) with respect to any Residual Interests, the fair value thereof determined using a fair value measurement framework under GAAP using inputs and assumptions that are consistent with the inputs and assumptions that UACC uses in connection with the calculation of fair value for purposes of Regulation RR of the Exchange Act for the related securitization transaction, as adjusted for the actual performance of the underlying asset pool as of the end of the most recent collection period, with all such inputs and assumptions being reasonably determined in good faith by the Board of Managers. Without limiting the foregoing, the Board of Managers shall determine the Fair Market Value of the Common Units (or any Common Unit) based on the most recent valuation report prepared by an independent third-party valuation firm for (i) the Company’s Residual Interests in UACST 2025-1 and any other Residual Interests held by the Company and (ii) the UACC Loan (and any Indebtedness owed by UACC and/or its Subsidiaries to the Company). [***] Promptly upon the determination of Fair Market Value at any time, the Board of Managers shall provide written notice to the Investor Member of such Fair Market Value, including any applicable valuation report and any relevant financial data and other materials used in such determination. If the Investor Member disputes such determination and delivers to the Board of Managers a written notice of objection within ten (10) Business Days after the Board of Managers delivers its determination, the Company and the Investor Member will attempt in good faith to mutually agree upon the Fair Market Value, but in the event that the parties are unable to agree within a ten (10) Business Day period (or such longer period as the parties may agree), the Fair Market Value will be conclusively determined by a qualified independent appraiser selected by the Board of Managers with the prior consent of the Investor Member (the “Independent Appraiser”). The Investor Member and the Company shall each be responsible for fifty percent (50%) of the costs of the Independent Appraiser, unless otherwise agreed in writing by such parties.

“Fiscal Year” has the meaning set forth in Section 2.07.

“Fundamental Event” means any transaction or series of related transactions (including an initial public offering) that results in, or would reasonably be expected to result in, a material alteration of the capital structure, ownership, or business of the Company or its Subsidiaries, the Vroom Member or Vroom Parent.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any government, governmental agency, department, bureau, office, commission, authority, or instrumentality, or court of competent jurisdiction, tribunal, judicial or arbitral body or other regulatory authority, in each case whether foreign, federal, state, local or provincial.

“Implied IRR” has the meaning set forth in Section 8.08(a).

“Indebtedness” means, with respect to any Person, all liabilities, obligations and indebtedness of such Person and its Subsidiaries (a) for borrowed money to a bank or other financial institution; (b) evidenced by a note, bond, debenture or similar instrument; (c) under letters of credit, banker’s acceptances or similar credit transaction; or (d) for any other Person’s obligation or indebtedness of the same type as any of the foregoing, whether as obligor, guarantor or otherwise.

“Indemnified Party” has the meaning set forth in Section 4.05(a).

“Independent Appraiser” has the meaning set forth in the definition of Fair Market Value.

“Initial Public Offering” means any initial underwritten sale of Units, common stock or other equity Securities of the Company or the Vroom Member, or any entity that holds, directly or indirectly, all of the equity interests of the Company or the Vroom Member, pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form) after which sale such common stock or other equity Securities are (a) listed on a national stock exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association and (b) registered under the Securities Exchange Act.

“Initial Vroom Units” means the Common Units held by the Vroom Member on the Effective Date.

“Insolvency Event” means any of the following: (a) the Company or any Significant Subsidiary (as defined under Bankruptcy Law): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in any voluntary case; (iii) consents to the appointment of a custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) takes any comparable action under any foreign laws relating to insolvency; (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary; or any similar relief is granted under any foreign Laws and the order or decree remains unstayed and in effect for sixty (60) days; or (c) the Company otherwise liquidates, dissolves or winds up its affairs.

“Investor Manager” means any Manager designated by the Investor Member pursuant to Section 4.01(a)(i)(A). For the avoidance of doubt, any Investor Manager need not be an independent manager.

“Investor Member” means SPE Holdings 2026-1, a Delaware statutory trust.

“Investor Residuals” means [***]

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRR” means the annualized effective compounded rate of return (expressed as a percentage per annum) that, when applied to the timing and amount of the relevant cash inflows and outflows with respect to an investment, causes the net present value of such cash flows to equal zero.

“Issuance Notice” has the meaning set forth in Section 3.05(b).

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

“Liquidation Preference” means (a) with respect to each Series A Preferred Unit, an amount equal to (i) the Series A Preferred Stated Value, plus (ii) any accrued but unpaid distributions on such Series A Preferred Unit (including any Series A Accruing Distributions that are added to the Liquidation Preference of such Series A Preferred Unit pursuant to Section 5.01(e)) and (b) with respect to each Series B Preferred Unit, an amount equal to (i) the Series B Preferred Stated Value, plus (ii) any accrued but unpaid distributions on such Series B Preferred Unit (including any Series B Accruing Distributions that are added to the Liquidation Preference of such Series B Preferred Unit pursuant to Section 5.01(e)).

“Liquidator” has the meaning set forth in Section 9.03(b).

“Loan and Security Agreement” has the meaning set forth in the Purchase Agreement.

“Loan and Security Agreement Event of Default” has the meaning given to the term “Event of Default” in the Loan and Security Agreement.

“Majority in Interest” means, subject to Section 3.09(b), as of the time of determination, the affirmative vote or consent of the Members who hold a majority of the issued and outstanding Common Units, treating for this purpose all such equity Securities (including the Series B Preferred Units) as if they had been converted to Common Units pursuant to the terms of this Agreement as of such time.

“Manager” has the meaning set forth in Section 4.01(a)(i).

“Mandatory Conversion Time” has the meaning set forth in Section 8.04(b)(ii).

“Material Group Member” has the meaning set forth in the definition of Event of Default.

“Members” means, collectively, the Series A Preferred Members, the Series B Preferred Members, and the Common Members, and any Person admitted as an Additional Member or Substituted Member pursuant to this Agreement.

“Non-Exclusive CarStory IP” means the intellectual property rights licensed to the Company pursuant to the CarStory License Agreement.

“OFAC” has the meaning set forth in Section 12.08(a).

“Offer Price” has the meaning set forth in Section 3.04(b).

“Optional Redemption” has the meaning set forth in Section 8.05.

“Participation Members” has the meaning set forth in Section 8.08(c).

“Optional Conversion Notice” has the meaning set forth in Section 3.08(a)(i).

“Optional Conversion Time” has the meaning set forth in Section 3.08(a)(ii).

“Optional Redemption Closing Date” has the meaning set forth in Section 8.05.

“Optional Redemption Date” means the third (3rd) anniversary of the date hereof.

“Optional Redemption Notice” has the meaning set forth in Section 8.05.

“Permitted Asset Base” means the sum of the Residual Asset Base, plus the Excess Warehouse Asset Base.

“Permitted Asset Contribution” means [***]

“Person” means any individual or Entity and, where the context so permits, the legal representatives, successors in interest and permitted assigns of such Person.

“Preferred Accruing Distributions” means the Series A Accruing Distributions and the Series B Accruing Distributions.

“Preferred Members” means any Member holding Preferred Units from time to time, including the Series A Preferred Members and the Series B Preferred Members.

“Preferred Units” means any Units of the Company designated by the Board of Managers as “Preferred Units”, having such rights, preferences and privileges as the Board of Managers may determine and as set forth in this Agreement, including, for the avoidance of doubt, the Series A Preferred Units and Series B Preferred Units.

“Prohibited Person” has the meaning set forth in Section 12.08.

“Prime Rate” means, for each day, the rate of interest published in the Wall Street Journal (Eastern Edition) under the designation “Money Rate” or “Base Rate on Corporate Loans at Large U.S. Money Center Commercial Banks.” If the rate is shown as a range of rates, the Prime Rate will be the mid-point of such range. If such rate is no longer published or available, the Prime Rate will be a comparable substitute rate based upon a national index selected by the Board of Managers.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Quarterly Distribution Date” has the meaning set forth in Section 5.01(d).

“Redemption Closing Date” means the Series A Mandatory Redemption Closing Date, the Series B Mandatory Redemption Closing Date, the CoC Redemption Closing Date, the 382 Redemption Closing Date and/or the Optional Redemption Closing Date (as applicable).

“Redemption Notice” means the Series A Mandatory Redemption Notice, the Series B Mandatory Redemption Notice, the CoC Redemption Notice, 382 Redemption Notice and/or the Optional Redemption Notice (as applicable).

“Redemption Premium Percentage” means:

(a) with respect to any Optional Redemption consummated on or prior to the first anniversary of the Effective Date, 103%;

(b) with respect to any Optional Redemption consummated after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date, 102%; and

(c) with respect to any Optional Redemption consummated after the second anniversary of the Effective Date but on or prior to the third anniversary of the Effective Date, 101%.

“Redemption Transaction” means the Series A Mandatory Redemption, the Series B Mandatory Redemption, the CoC Redemption, the 382 Redemption and/or the Optional Redemption, as applicable.

“Regulations” means the Treasury Regulations promulgated under the Code.

“Relevant Agreements and Documents” has the meaning set forth in Section 13.08.

“Reserves” means the amount of cash that the Board of Managers, acting in good faith, deems necessary to reserve for the payment of all Company Expenses (and all other costs, liabilities, obligations or expenses incident to the ownership or operation of the Company Business), including the payment of all Preferred Accruing Distributions for the next two consecutive quarters.

“Residual Asset Base” means [***]

“Residual Interest” means the most subordinate tranche of securities (or similar interests) issued in connection with a securitization transaction.

“ROFR Acceptance Notice” has the meaning set forth in Section 3.04(c).

“ROFR Notice Period” has the meaning set forth in Section 3.04(b).

“ROFR Offer Notice” has the meaning set forth in Section 3.04(b).

“Securities” means securities of every kind and nature, including stock, Units, interests, notes, bonds, evidences of Indebtedness, options to acquire any of the foregoing, securities or interests convertible into or exercisable for any of the foregoing, and other business interests of every type, including interests in any Entity.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.

“Series A Accruing Distributions” has the meaning set forth in Section 5.01(b).

“Series A Mandatory Redemption” has the meaning set forth in Section 8.01.

“Series A Mandatory Redemption Closing Date” has the meaning set forth in Section 8.01.

“Series A Mandatory Redemption Date” means March 16, 2027, and each anniversary thereafter.

“Series A Mandatory Redemption Notice” has the meaning set forth in Section 8.01.

“Series A Redemption Price” has the meaning set forth in Section 8.01.

“Series A Preferred Interest” means the limited liability company interest represented by the Series A Preferred Units owned by a Series A Preferred Member in the Company at any particular time, including the right of such Series A Preferred Member to any and all benefits to which such Series A Preferred Member may be entitled as provided in the Act, this Agreement, or otherwise, together with the obligations of such Series A Preferred Member to comply with all terms and provisions of this Agreement and the Act.

“Series A Preferred Member” means any Member holding Series A Preferred Units from time to time.

“Series A Preferred Stated Value” means $1,000 per Series A Preferred Unit (subject to appropriate adjustment in the event of any unit distribution, unit split, combination or other similar recapitalization with respect to the Series A Preferred Units).

“Series A Preferred Units” has the meaning set forth in Section 3.07(a).

“Series B Accruing Distributions” has the meaning set forth in Section 5.01(c).

“Series B Mandatory Conversion” has the meaning set forth in Section 8.04(b)(i).

“Series B Mandatory Redemption” has the meaning set forth in Section 8.02.

“Series B Mandatory Redemption Closing Date” has the meaning set forth in Section 8.02.

“Series B Mandatory Redemption Date” means the fifth (5th) anniversary of the date hereof, and each anniversary thereafter.

“Series B Mandatory Redemption Notice” has the meaning set forth in Section 8.02.

“Series B Optional Conversion” has the meaning set forth in Section 3.08(a)(i).

“Series B Redemption Price” has the meaning set forth in Section 8.02.

“Series B Preferred Interest” means the limited liability company interest represented by the Series B Preferred Units owned by a Series B Preferred Member in the Company at any particular time, including the right of such Series B Preferred Member to any and all benefits to which such Series B Preferred Member may be entitled as provided in the Act, this Agreement, or otherwise, together with the obligations of such Series B Preferred Member to comply with all terms and provisions of this Agreement and the Act.

“Series B Preferred Member” means any Member holding Series B Preferred Units from time to time.

“Series B Preferred Stated Value” means $1,000 per Series B Preferred Unit (subject to appropriate adjustment in the event of any unit distribution, unit split, combination or other similar recapitalization with respect to the Series B Preferred Units).

“Series B Preferred Units” has the meaning set forth in Section 3.07(b).

“SOFR” means the ninety (90) day average of the Secured Overnight Financing Rate, as of 5:00 p.m., New York City time, two (2) Business Days prior to the applicable Quarterly Distribution Date, as such rate is published by the Federal Reserve Bank of New York on its website at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index.

“Special Redemption Distribution” has the meaning set forth in Section 8.08(d).

“Special Redemption Price” has the meaning set forth in Section 8.08(d).

“Specified Liabilities” means liabilities or obligations of the Company directly related to the Company’s ownership of (a) Residual Interests and (b) the UACC Loan.

“Subject Securities” has the meaning set forth in Section 3.05(a).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term Subsidiary shall include all Subsidiaries of such Subsidiary.

“Substituted Member” has the meaning set forth in Section 7.02.

“Transaction Agreements” has the meaning set forth in the Purchase Agreement.

“Transfer” means, with respect to any Securities, (a) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer (including by way of a merger or consolidation or division) such Securities or any participation or interest therein, in each case directly or indirectly, or agree or commit to do any of the foregoing, and (b) when used as a noun, a sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer (including by way of a merger or consolidation or division) of such Securities or any participation or interest therein, in each case directly or indirectly, or any agreement or commitment to do any of the foregoing.

“Transferred Employee” has the meaning set forth in Section 12.11(a).

“UACC” means United Auto Credit Corporation, a California corporation.

“UACC Loan” means [***]

“UACST 2025-1” means United Auto Credit Securitization Trust 2025-1, a Delaware statutory trust.

“UACST 2025-1 Documentation” means, collectively, the “Basic Documents” and the “Certificates”, each as defined in that certain Sale and Servicing Agreement, dated as of February 28, 2025, by and among UACST 2025-1, as issuer, United Auto Credit Financing LLC, as depositor, United Auto Credit Corporation, as servicer, and Computershare Trust Company, N.A., as backup servicer and indenture trustee.

“Units” means, collectively, the Common Units and the Preferred Units.

“Vast” means Vast.com, Inc., a California corporation

“Vroom Member” means, Vroom Finance Holdings, LLC, a Delaware limited liability company.

“Vroom Parent” has the meaning set forth in the Preamble.

ARTICLE II
ORGANIZATION

Section 2.01 Formation of Company. The Company has previously been formed as a Delaware limited liability company pursuant to the Act. The Existing LLC Agreement is hereby amended and restated in its entirety, and this Agreement constitutes the entire limited liability company agreement of the Company, and the Company is hereby continued. The rights and liabilities of the Members shall be as provided for in the Act if not otherwise expressly provided for in this Agreement.

Section 2.02 Name. The name of the Company is “Vroom Automotive, LLC”. The Company Business shall be conducted under such name or under such other names as the Board of Managers may deem appropriate in compliance with applicable Law.

Section 2.03 Office; Agent for Service of Process. The address of the Company’s registered office in Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., Wilmington, Delaware 19801. The name and address of the registered agent in Delaware for service of process is The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., Wilmington, Delaware 19801. The Board of Managers may change the registered office and the registered agent of the Company from time to time. The Company shall maintain a principal place of business and office(s) at such place or places as the Board of Managers may from time to time designate.

Section 2.04 Term. The Company commenced as a Delaware limited liability company on the date of the filing of the Certificate, and the term of the Company shall continue until the dissolution of the Company in accordance with the provisions of ARTICLE IX or as otherwise provided by Law.

Section 2.05 Purpose and Scope.

(a) The purpose and business of the Company is to (i) own Residual Interests, (ii) make the UACC Loan, (iii) license the Non-Exclusive CarStory IP, and (iv) with the prior written consent of the Investor Member, engage in any other lawful business or activity for which a limited liability company may be organized under the Act (the “Company Business”).

(b) The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the Company Business and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Board of Managers pursuant to this Agreement, including pursuant to Section 2.06.

Section 2.06 Authorized Acts. In furtherance of the Company Business, but subject to any applicable provisions of this Agreement (including, without limitation, Section 3.09(b)), the Board of Managers, on behalf of the Company, is hereby authorized and empowered:

(a) to do any and all things and perform any and all acts necessary or incidental to the Company Business;

(b) to enter into, and take any action under, any contract, agreement or other instrument as the Board of Managers shall determine to be necessary or desirable to further the objects and purposes of the Company, including contracts or agreements with any Member or prospective Member;

(c) to open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

(d) to hire, for usual and customary payments and expenses, consultants, brokers, attorneys, accountants and such other agents for the Company or its Subsidiaries, as applicable, as it may deem necessary or advisable, and authorize any such agent to act for and on behalf of the Company;

(e) to incur expenses and other obligations on behalf of the Company or its Subsidiaries, as applicable, and, to the extent that funds of the Company or its Subsidiaries, as applicable, are available for such purpose, pay all such expenses and obligations;

(f) to borrow money, guarantee any obligation or grant a security interest in the assets of the Company, which borrowing, guarantee or security interest shall be on such terms as the Board of Managers shall determine;

(g) cause the Company to purchase or otherwise acquire Securities, or purchase or otherwise acquire Securities on behalf of the Company;

(h) to bring and defend actions and proceedings at law or in equity and before any Governmental Authority;

(i) to establish Reserves for contingencies and for any other purpose of the Company;

(j) to prepare and file all necessary returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Company, and withhold amounts with respect thereto from funds otherwise distributable to any Member;

(k) to determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Company; and

(l) to act for and on behalf of the Company in all matters incidental to the foregoing.

Section 2.07 Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company shall end on the last day of each calendar year unless, for U.S. federal income tax purposes, another Fiscal Year is required. The Company shall have the same Fiscal Year for U.S. federal income tax purposes and for accounting purposes. Notwithstanding the foregoing, the Company shall not change its Fiscal Year without the prior written consent of the Investor Member (which shall not be unreasonably withheld, conditioned or delayed).

Section 2.08 Separateness. The Company shall take all reasonable steps to maintain the Company’s identity as a separate legal entity from each other Person and to make it manifest to third parties that it is a separate legal entity. The Members acknowledge and agree that the Company is intended to be bankruptcy remote from each Member and any Affiliate of the Members that is not the Company. Without limiting the generality of the foregoing, the Company shall:

(a) maintain its own books, records and agreements as official records and separate from those of its Affiliates and Members and all other Persons;

(b) maintain its bank accounts separate from those of its Affiliates and Members and all other Persons, except as otherwise contemplated in this Agreement or unanimously approved by the Board of Managers;

(c) hold itself out to the public as a legal entity separate from its Affiliates and Members and all other Persons;

(d) conduct its business in its own name and hold all of its assets in its own name, and not commingle its property, funds or assets with the property, funds or assets of (or participate in any cash management system with) any of its Affiliates or Members or any other Persons;

(e) not hold out its credit as being available to satisfy the obligations of any Member or any of its Affiliates (excluding the Company);

(f) not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of a Member or any of its Affiliates (excluding, for the avoidance of doubt, the Company), whether by guaranty, indorsement (other than indorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds or otherwise;

(g) not grant or permit to exist any lien, encumbrance, pledge, guarantee, security interest or other right in favor of any Person in the assets of the Company that secures the obligations or is for the benefit of a Member and its Subsidiaries (excluding, for the avoidance of doubt, the Company);

(h) not make any loans or advances of any funds to a Member or its Subsidiaries (excluding, for the avoidance of doubt, the Company), except as otherwise provided herein;

(i) file its own tax returns and pay its own taxes in accordance with applicable Law and any agreements to which it is a party;

(j) pay its own liabilities and expenses only out of its own funds; and

(k) correct any known misunderstanding regarding its separate identity.

ARTICLE III
CONTRIBUTIONS; UNITS; ISSUANCES

Section 3.01 Initial Capital Contributions. As of the date hereof, the Members have made (or have been deemed to have made) Capital Contributions as reflected on SCHEDULE A attached hereto.

Section 3.02 Additional Capital Contributions; Additional Members.

(a) No Member shall be required to make any Additional Capital Contributions to the Company. In addition, except as otherwise permitted by this Agreement, no Member shall be permitted to make any Additional Capital Contributions to the Company without the consent of the Board of Managers and the Investor Member. The Board of Managers, subject to the express provisions of this Agreement (including Section 3.03, Section 3.05, Section 3.08, Section 3.09(b) and Section 8.04(b)), shall have sole discretion to issue Units or other equity Securities of the Company, in such amounts, at a purchase price per Unit or other equity Security and on other terms and conditions as determined by the Board of Managers and, subject to Sections 3.09(b) and 10.01, to amend this Agreement accordingly.

(b) Each new member to be admitted to the Company (each an “Additional Member”) shall execute and deliver a written instrument satisfactory to the Board of Managers, whereby such Additional Member shall become a party to this Agreement, as well as any other documents required by the Board of Managers. Upon execution and delivery of a counterpart of or joinder to this Agreement and acceptance thereof by the Board of Managers, such Person shall be admitted as a Member. Each such Additional Member shall thereafter be entitled to all the rights and subject to all the obligations of a Member as set forth herein. Notwithstanding the foregoing or any other provision of this Agreement, (i) upon its acquisition of Preferred Units in the Company pursuant to the Purchase Agreement, subject only to its execution and delivery of a counterpart of this Agreement, the Investor Member is hereby admitted as a member of the Company, and (ii) any transferee of Units owned by the Investor Member shall be admitted as an Additional Member upon execution and delivery of a counterpart of or joinder to this Agreement (as well as any other administrative or ministerial documents reasonably required by the Board of Managers and which are in a form reasonably acceptable to such transferee and the Investor Member) and without any approvals or consents by the Board of Managers.

Section 3.03 Additional Equity Financings; Permitted Asset Contributions.

(a) Except as set forth in Section 3.03(b), the Company shall not, without the prior written consent of the Investor Member (for so long as it or its Affiliates hold any Units), conduct or obtain any Additional Equity Financing.

(b) Notwithstanding the foregoing, and subject to Section 3.04 and Section 3.05, the Company may issue Preferred Units to any third party in connection with a Permitted Asset Contribution; provided, that (i) such Preferred Units shall rank pari passu with, and have substantially similar terms as, the Series B Preferred Units (or, with the prior written consent of the Investor Member, the Series A Preferred Units) and (ii) the aggregate Fair Market Value of all such Preferred Units issued pursuant to such Permitted Asset Contribution shall not exceed [***]of the Fair Market Value of [***] Subject to Section 3.04 and Section 3.05, [***] (A) the proceeds raised from such issuance of Preferred Units will be paid to the Company in cash and subsequently distributed to the Vroom Member, and (B) the Vroom Member shall be issued a number of Common Units equal to (i) the Fair Market Value of [***] less the aggregate Fair Market Value of all Preferred Units issued in connection with such Permitted Asset Contribution, divided by (ii) the Fair Market Value of a Common Unit (determined as of the time immediately prior to the applicable Permitted Asset Contribution).

Section 3.04 Right of First Refusal.

(a) At any time, and subject to the terms and conditions specified in this Section 3.04, the Investor Member shall have a right of first refusal to purchase any Preferred Units issued in connection with any Additional Equity Financing (“Additional Preferred Units”). Each time the Company proposes to issue any Additional Preferred Units, the Company shall first make an offering of the Additional Preferred Units to the Investor Member in accordance with the following provisions of this Section 3.04.

(b) The Company shall give written notice (a “ROFR Offer Notice”) to the Investor Member stating its intention to issue Additional Preferred Units and specifying the number of Preferred Units and the material terms and conditions, including the price (the “Offer Price”), pursuant to which the Company proposes to issue the Additional Preferred Units. The ROFR Offer Notice shall constitute the Company’s offer to issue the Additional Preferred Units to the Investor Member, which offer shall be irrevocable for a period of thirty (30) Business Days (the “ROFR Notice Period”) following delivery of such notice.

(c) Upon receipt of the ROFR Offer Notice, the Investor Member shall have the option until the end of the ROFR Notice Period to purchase all or a portion of the Additional Preferred Units by delivering a written notice (a “ROFR Acceptance Notice”) to the Company stating that it exercises the option to purchase the applicable number of Additional Preferred Units for the Offer Price and on the other terms specified in the ROFR Offer Notice.

(d) If the Investor Member fails to deliver a ROFR Acceptance Notice during a ROFR Notice Period, it shall be deemed to have waived any rights that it may have to purchase the Additional Preferred Units pursuant to this Section 3.04.

(e) If the Investor Member shall have exercised its right to purchase Additional Preferred Units in accordance with this Section 3.04, the issuance of such Additional Preferred Units shall be consummated as soon as practicable after the delivery of the ROFR Acceptance Notice, but in any event within fifteen (15) Business Days after the expiration date of the ROFR Notice Period. The Members shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 3.04 including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

Section 3.05 Preemptive Rights.

(a) Subject to the provisions of this Section 3.05, in the event the Company proposes to sell or issue any equity Securities (other than Preferred Units issued in connection with any Additional Equity Financing to which Section 3.04 applies), including any rights that may become convertible into or exchangeable or exercisable for any such equity Security (collectively, the “Subject Securities”), to any third party (including in connection with any Additional Equity Financing), the Investor Member shall have the right to purchase from the Company, during a reasonable time to be fixed by the Board of Managers (which will not be less than thirty (30) days), in the Investor Member’s sole discretion, either such number of Subject Securities or such number of Series A Preferred Units and/or Series B Preferred Units equal to (i) the number of Subject Securities proposed to be sold or issued by the Company, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the number of Units held by the Investor Member and its Affiliates prior to such sale or issuance (on an as-converted to Common Unit basis), and the denominator of which is the aggregate number of issued and outstanding Units of the Company (on an as-converted to Common Unit basis) (and assuming, for purposes of this clause (ii), that the Series A Preferred Units are convertible into Common Units in the same manner that the Series B Preferred Units are convertible into Common Units pursuant to Section 3.08(a)). The Subject Securities or Preferred Units purchased by the Investor Member pursuant to this Section 3.05 shall be purchased at a price and on other terms not less favorable to the Investor Member than the price and other terms at which such Subject Securities are proposed to be offered for sale or issuance to the third party.

(b) The Company will provide written notice (the “Issuance Notice”) to the Investor Member in accordance with this Section 3.05 setting forth the time within which, and the price and other material terms and conditions upon which, the Investor Member may purchase such Subject Securities or Preferred Units. Any Subject Securities that the Company proposes to issue or sell less the number of Subject Securities or Preferred Units purchased by the Investor Member pursuant to this Section 3.05, may be issued or sold by the Company to any third party within ninety (90) days after the expiration of the period during which the Investor Member shall have the preemptive right to purchase, but the Company shall not sell or issue any such Subject Securities after such 90-day period without again complying with this Section 3.05.

(c) The closing of any sale or issuance of Subject Securities or Preferred Units (as applicable) to the Investor Member pursuant to this Section 3.05 shall take place at the time and in the manner provided in the Issuance Notice. The Company shall be under no obligation to consummate any proposed sale or issuance of Subject Securities, nor shall there be any liability on the part of the Company to the Investor Member, if the Company has not consummated any proposed sale or issuance of Subject Securities pursuant to this Section 3.05 for any reason whatsoever, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

Section 3.06 Interest Payments. No interest shall be paid to any Member on any Capital Contributions. All Capital Contributions shall be denominated in U.S. dollars.

Section 3.07 Ownership and Issuance of Units; Ranking.

(a) Series A Preferred Units. The Company has issued Series A Preferred Units (the “Series A Preferred Units”) to the Investor Member in respect of the Series A Preferred Interest of the Investor Member. As of the date hereof (after giving effect to the transactions contemplated by Purchase Agreement), SCHEDULE A sets forth the number of Series A Preferred Units owned by the Investor Member. Subject to Section 3.09(b) and the other provisions of this Agreement, the Board of Managers may update SCHEDULE

A from time to time to reflect any sales, issuances or Transfers of Series A Preferred Units. The Series A Preferred Units rank (i) senior to the Series B Preferred Units, the Common Units and all other equity Securities of the Company, including with respect to distribution and liquidation rights, and (ii) junior to all secured and unsecured Indebtedness of the Company.

(b) Series B Preferred Units. The Company has issued Series B Preferred Units (the “Series B Preferred Units”) to the Investor Member in respect of the Series B Preferred Interest of the Investor Member. As of the date hereof (after giving effect to the transactions contemplated by Purchase Agreement), SCHEDULE A sets forth the number of Series B Preferred Units owned by the Investor Member. Subject to Section 3.09(b) and the other provisions of this Agreement, the Board of Managers may update SCHEDULE A from time to time to reflect any sales, issuances or Transfers of Series B Preferred Units. The Series B Preferred Units rank (i) senior to the Common Units and all other equity Securities of the Company (other than the Series A Preferred Units), including with respect to distribution and liquidation rights, (ii) junior to the Series A Preferred Units, including with respect to distribution and liquidation rights, and (iii) junior to all secured and unsecured Indebtedness of the Company.

(c) Common Units. The Company has issued common units (the “Common Units”) to the Common Members in respect of the Common Interest of such Common Member. As of the date hereof, SCHEDULE A sets forth a list of all of the Common Members and the number of Common Units owned by such Common Member. Subject to Section 3.09(b) and the other provisions of this Agreement, the Board of Managers may update SCHEDULE A from time to time to reflect any sales, issuances or Transfers of Common Units. The Common Units rank junior to all Preferred Units (including with respect to distribution and liquidation rights) and junior to all secured and unsecured Indebtedness of the Company.

(d) Subject to Section 3.09(b) and the other provisions of this Agreement, the Board of Managers may issue an unlimited number of Series A Preferred Units, Series B Preferred Units, Common Units or other equity Securities.

(e) Units shall be issued in non-certificated form; provided, that, any Member may request that the Company issue physical or electronic certificates to such Member representing the Units held by such Member. Upon request by a Member for issuance of Units in certificated form in accordance with the provisions of this Agreement, without any further act, vote or approval of any Member, Manager or any other Person, the Company shall issue one or more certificates in the name of such Member, which evidences the ownership of the Units of such Member. Each such certificate shall be denominated in terms of the number of the Units evidenced by such certificate and shall be signed by an officer or other authorized signatory on behalf of the Company.

Section 3.08 Conversion Rights.

(a) Optional Conversion.

(i) The Investor Member, upon delivery of a written notice to the Company (the “Optional Conversion Notice”) and without the payment of any additional consideration, may elect to convert all or a portion of the Series B Preferred Units held by the Investor Member and its Affiliates, at any time and from time to time, into Common Units in accordance with the terms and conditions set forth in this Section 3.08(a) (a “Series B Optional Conversion”).

(ii) Any Series B Optional Conversion shall be effective five (5) Business Days following delivery by the Investor Member to the Company of the Optional Conversion Notice (the “Optional Conversion Time”).

(iii) At the Optional Conversion Time, with respect to the number of Series B Preferred Units specified in the Optional Conversion Notice, each such Series B Preferred Unit shall automatically and without the need for any further action by any Person be converted into such number of fully paid and non-assessable Common Units equal to (i) the then outstanding Liquidation Preference of such Series B Preferred Unit, divided by (ii) the Fair Market Value of one (1) Common Unit as of immediately prior to the Optional Conversion Time.

(b) [Reserved].

(c) No Future Series B Rights. Each Series B Preferred Unit which shall have been surrendered pursuant to a Series B Optional Conversion or Series B Mandatory Conversion as herein provided shall be cancelled immediately upon conversion thereof and no longer be deemed to be outstanding and all rights, preferences and privileges (including, if any, the rights to vote and receive notices) with respect to such Series B Preferred Unit shall immediately cease and terminate in full as of the Optional Conversion Time or Mandatory Conversion Time (as applicable), except for (i) the right of the holders thereof to receive Common Units in exchange therefor, and (ii) the other rights and remedies of the Investor Member and its Affiliates specified in Section 8.04(b).

(d) Reorganizations, Recapitalizations, Reclassifications, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Units (but not the Series B Preferred Units) are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Series B Preferred Unit shall thereafter be convertible in lieu of the Common Unit into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Common Units issuable upon conversion of one Series B Preferred Unit immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Managers) shall be made in the application of the provisions in this Section 3.08 and Section 8.04(b) with respect to the rights and interests thereafter of the holders of Series B Preferred Units, to the end that the provisions set forth in this Section 3.08(d) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Units.

(e) Series A Conversion. For the avoidance of doubt, the Series A Preferred Units shall not be convertible into Common Units.

Section 3.09 Voting Rights.

(a) On any matter presented to the Members for their action or consideration at any meeting of the Members (or by written consent of the Members in lieu of a meeting), (i) each holder of Common Units shall have one (1) vote per Common Unit, (ii) each holder of Series B Preferred Units shall be entitled to cast the number of votes equal to the number of Common Units into which the Series B Preferred Units held by such holder are convertible (as provided in Section 3.08(a)) as of the record date for determining the Members entitled to vote on such matter, and (iii) notwithstanding any other provision of this Agreement, unless required by applicable Law, the Series A Preferred Units shall have no voting rights. Except as provided by law or by the other provisions of this Agreements, holders of Series B Preferred Units shall vote together with the holders of Common Units as a single class and on an as-converted to Common Unit basis.

(b) Notwithstanding anything to the contrary in this Agreement, for so long as the Investor Member or its Affiliates hold any Units, the Company and, solely with respect to clauses (vii), (x) and (xi) below, the Vroom Member, shall not, and the Company shall not permit any Subsidiary of the Company to, directly or indirectly, whether by amendment, merger, consolidation, reorganization, recapitalization, reclassification or otherwise, take any of the following actions without the prior consent of the Investor Member:

(i) enter into any material transaction, agreement, arrangement or understanding between or among (A) the Company or any of its Subsidiaries, on the one hand and (B) the Vroom Member or any of its Affiliates or any of its or their respective directors, managers, officers, employees, members, shareholders or equityholders, on the other hand (other than transactions existing as of the date hereof or expressly contemplated by this Agreement);

(ii) use Excess Cash to make any additional loans to UACC, unless the Permitted Asset Base is at least equal to the aggregate value of all Preferred Units issued by the Company (including the Series A Preferred Units and Series B Preferred Units);

(iii) waive, amend, modify, restate, repeal or make any other change (by amendment, merger, consolidation, operation of law or otherwise) to any provision of the Company’s or its Subsidiaries’ organizational documents (including the Certificate and this Agreement);

(iv) create, issue or reclassify any Common Units, Preferred Units (including the Series A Preferred Units and Series B Preferred Units) or other equity Securities (including any Securities convertible into or exercisable for the foregoing), other than in connection with a Permitted Asset Contribution in accordance with Section 3.03(b), Section 3.04 and Section 3.05;

(v) declare, pay or authorize any dividends or distributions on, or repurchase or redeem, any equity Securities (including the Common Units) that are junior to or pari passu with the Series B Preferred Units, other than (A) as expressly contemplated by this Agreement, and (B) at a time when the Company would be permitted to distribute Excess Cash to the Common Members under Section 5.02 and Section 5.03 and, with respect to any repurchase or redemption, so long as the conditions set forth in Section 5.03(b)(i) and Section 5.03(b)(ii) are satisfied;

(vi) incur or guarantee any Indebtedness, except for ordinary course Indebtedness not to exceed [***] in the aggregate at any time;

(vii) solely with respect to the Company, its Subsidiaries and the Vroom Member (for the avoidance of doubt, and notwithstanding any other provision of this Agreement to the contrary, excluding any action or transaction at the level of Vroom Parent or any of its direct or indirect owners), effect or consummate any Change of Control, Fundamental Event, Initial Public Offering or 382 Change Transaction (and any 382 Change Transaction that is effected or consummated in violation of this Section 3.09(b)(vii) shall be null and void ab initio unless, simultaneously with the consummation of such 382 Change Transaction, the Company redeems each Unit held by the Investor Member and its Affiliates in accordance with Section 8.04(a));

(viii) increase or decrease the number of Managers on the Board of Managers;

(ix) approve or authorize any Insolvency Event;

(x) take any action to liquidate, dissolve or wind-up the Vroom Member, the Company or any of the Company’s Subsidiaries;

(xi) change the tax classification of the Vroom Member, the Company or any of its Subsidiaries;

(xii) enter into or amend any tax sharing or similar agreement to which it is a party (excluding, for the avoidance of doubt, any commercial agreement the principal subject matter of which is not taxes);

(xiii) enter into any new lines of business or engage in any business other than the Company Business;

(xiv) any material acquisition or divestiture of any business, entity, equity interests, property, assets or line of business (including via a merger, consolidation or otherwise);

(xv) grant, permit or allow any mortgage, assignment, security interest, pledge or other similar lien or encumbrance on any of its property or assets; or

(xvi) convert, domesticate, continue, redomicile or otherwise reorganize the Company or any of its Subsidiaries under the Laws of any jurisdiction other than its current jurisdiction of formation or organization, or otherwise take any action that would result in a change in the Company’s or such Subsidiary’s jurisdiction of formation or governing Law.

Section 3.10 No Appraisal Rights. Each Member irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or dissent or other similar rights.

Section 3.11 Withdrawals. Except as explicitly provided elsewhere herein, no Member shall have any right (a) to resign or withdraw as a Member from the Company, (b) to withdraw from the Company all or any part of such Member’s Capital Contributions, (c) to receive property other than cash in return for such Member’s Capital Contributions or (d) to receive any distribution from the Company, except in accordance with ARTICLE V and ARTICLE IX.

Section 3.12 Liability of the Members Generally. Except as explicitly provided elsewhere herein or in the Act, no Member shall be liable for any debts, liabilities, contracts or obligations of the Company whatsoever. Each of the Members acknowledges that its Capital Contributions are subject to the claims of any and all creditors of the Company to the extent provided by the Act and other applicable Law.

ARTICLE IV
MANAGEMENT

Section 4.01 Management and Control of the Company.

(a) (i) The Members have established the Company as a “managers-managed” limited liability company and have agreed to initially designate a board of managers (the “Board of Managers”) of four (4) Persons to manage the Company and its and its Subsidiaries’ business and affairs. Each of the Persons appointed to the Board of Managers is referred to herein as a “Manager.” Subject to the remainder of this Section 4.01, the Board of Managers shall consist of the following individuals:

(A) for so long as the Investor Member or its Affiliates hold any Series B Preferred Units (or any Common Units issued upon conversion thereof), one (1) Manager designated by the Investor Member; provided, however, that if at any time any Series B Accruing Distribution is not declared and paid in cash in full on the quarterly payment date therefor pursuant to Section 5.01, the Investor Member shall be entitled to designate two (2) Managers;

(B) subject to Section 4.01(a)(vi), one (1) Manager designated by the Vroom Member (the “Vroom Manager”); and

(C) one (1) independent Manager designated jointly by the Investor Member and the Vroom Member, which Manager shall be a professional director provided by a nationally recognized corporate services company, and shall not be a director, officer or employee of the Investor Member, the Vroom Member or any of their respective Affiliates (the “Independent Manager”). For the avoidance of doubt, the Independent Manager may be designated on or after the Effective Date.

(ii) Each Manager shall have one (1) vote for any matter for which approval of the Board of Managers is required by the Act or this Agreement.

(iii) If at any time any Manager ceases to serve on the Board of Managers (whether due to death, disability, retirement, resignation or removal), then only the Member entitled to designate such Manager shall be entitled to designate a replacement for such Manager by written notice to the Board of Managers. If at any time the Independent Manager ceases to serve on the Board of Managers (whether due to death, disability, retirement, resignation or removal), then the Investor Member and the Vroom Member shall be entitled to jointly designate a replacement for such Independent Manager by written notice to the Board of Managers. The Board of Managers shall initially be comprised of the individuals set forth on SCHEDULE B, which schedule shall be updated from time to reflect any changes to the Board of Managers pursuant to Section 4.01(a)(i) and this Section 4.01(a)(iii).

(iv) The Board of Managers shall have the exclusive right to manage and control the Company, subject to any other provisions herein specifically requiring the approval of the Members (including, without limitation, Section 3.09(b)). Subject to Section 3.09(b), the Board of Managers shall have the right to perform all actions necessary, convenient or incidental to the accomplishment of the purposes and authorized acts of the Company, as specified in Section 2.05 and Section 2.06, and the Board of Managers, acting as a body pursuant to this Agreement, shall constitute a “manager” of the Company within the meaning of the Act; provided, however, that no individual Manager shall have the authority or right to act for or bind the Company without the requisite consent of the Board of Managers.

(v) Unless expressly provided to the contrary in this Agreement, any action, consent, approval, election, decision or determination to be made by the Board of Managers under or in connection with this Agreement (including any act by the Board of Managers within its “discretion” under this Agreement and the execution and delivery of any documents or agreements on behalf of the Company), shall be in the sole discretion of the Board of Managers.

(vi) Meetings of the Board of Managers shall be held on a quarterly basis, when called by either the chairman thereof or any member of the Board of Managers, upon not less than one (1) business day’s advance written notice to the Managers. Attendance at any meeting of the Board of Managers shall constitute waiver of notice of such meeting. Additionally, a waiver of such notice in writing signed by the Manager entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The quorum for a meeting of the Board of Managers (or any committee) shall be a simple majority in voting power of its members, including at least one (1) Investor Manager (for the avoidance of doubt, vacant Manager positions shall not be counted for purposes of determining quorum). Members of the Board of Managers may participate in any meeting of the Board of Managers (or any committee) by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. All action taken by the Board of Managers (or any committee) shall be by a simple majority of the voting power represented by the members present at a meeting thereof in person or by telephone or similar communications equipment; provided, that, notwithstanding anything to the contrary herein, (A) the affirmative approval of the Independent Manager (if then seated) and at least one (1) Investor Manager shall be required for any bankruptcy of the Company or any Insolvency Event and (B) in the event that any Event of Default has occurred and remains outstanding, if the Investor Member proposes any plan for filing for bankruptcy of the Company, the Vroom Manager will either vote in favor of such plan or resign.

(vii) The Board of Managers may create and maintain customary committees, including an executive committee, an audit committee and compensation committee. Any such committee shall include at least one (1) Investor Manager.

(viii) The Board of Managers (or any committee) may also take action without any meeting of the members of the Board of Managers (or any committee) by written consent of all of the Managers of the Board of Managers (or any committee) setting forth the action to be approved (for the avoidance of doubt, a vacancy in one or more Manager positions shall not affect the ability of the Managers to take action by written consent).

(ix) A Manager may vote at a meeting of the Board of Managers or any committee thereof either in person or by proxy executed in writing by such Manager. An email by the Manager, or a photographic, photostatic, facsimile, electronic or similar reproduction of a writing executed by the Manager shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 4.01(a)(ix). Proxies for use at any meeting of the Board of Managers or any committee thereof or in connection with the taking of any action by written consent shall be filed with the Board of Managers, before or at the time of the meeting or execution of the written consent as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the majority of the Board of Managers who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(x) The Company shall pay the reasonable out-of-pocket expenses incurred by each non-employee Manager in connection with attending the meetings of the Board of Managers (or any committee) and while conducting business at the request of the Company.

(xi) For so long as it or its Affiliates hold any Units, each of the Investor Member and the Vroom Member shall have the right to separately designate one (1) individual (the “Board Observers”) to attend all meetings of the Board of Managers or any committee thereof, in each case as an observer. Each Board Observer shall receive proper notices of all meetings of the Board of Managers or any committee thereof (and shall have the right to participate in all discussions thereat but shall not be entitled to vote on any matter submitted to the Board of Managers for approval) and shall receive all written materials distributed or required to be distributed to the Board of Managers or any committee thereof reasonably in advance of meetings of the Board of Managers or such committee. The Company shall pay the reasonable out-of-pocket expenses incurred by each Board Observer in connection with attending the meetings of the Board of Managers and any committee thereof (but in no event shall any Board Observer enjoy compensation from the Company for the performance of such role). Notwithstanding anything to the contrary, the Company reserves the right to exclude any Board Observer from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.

(b) No Member, in its capacity as such, shall participate in or have any control over the Company Business. Each such Member hereby consents to the exercise by the Board of Managers of the powers conferred upon the Board of Managers by this Agreement. The Members, in their capacities as such, shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall not have any authority or right, in their capacities as Members of the Company, to act for or bind the Company.

(c) The Board of Managers is authorized to appoint any person as an officer of the Company who shall have such powers and perform such duties incident to such person’s office as may from time to time be conferred upon or assigned to it by the Board of Managers and assign in writing titles (including Chief Executive Officer, President, Chief Financial Officer, Vice President, Secretary, Treasurer and Assistant Secretary) to any such person. Any appointment pursuant to this Section 4.01(c) may be revoked at any time by the Board of Managers. In addition, subject to Section 3.09(b), the Board of Managers is authorized to employ, engage and dismiss, on behalf of the Company, any Person, including an Affiliate of any Member, to perform services for, or furnish goods to, the Company. Unless the Board of Managers states otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office.

Section 4.02 Actions by the Board of Managers. Except as may be expressly limited by the provisions of this Agreement, including Section 3.09(b), Section 4.01(a)(v) and Section 4.01(a)(vii), each Manager is specifically authorized to execute, sign, seal and deliver in the name and on behalf of the Company any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and matters approved by the Board of Managers with respect to the Company.

Section 4.03 Expenses.

(a) Except as otherwise expressly provided herein or in any agreement by which the parties or any of them are bound (including the Purchase Agreement), the parties hereto shall pay their own fees and expenses (including fees and expenses of attorneys, accountants and other professional advisors) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

(b) The Company shall pay for any and all expenses, costs and liabilities incurred by or on behalf of the Company with respect to the legal existence of the Company, required regulatory compliance matters, the acquisition, ownership, oversight, administration, financial reporting and sale of the Company and its Subsidiaries, the conduct of the business of the Company and all matters incidental to the foregoing, in each case in accordance with the provisions hereof (collectively, “Company Expenses”), including:

(i) all routine administrative and overhead expenses of the Company, including fees of auditors, accountants, attorneys and other professionals, expenses incurred in connection with organizing and establishing the Company, and expenses associated with the maintenance of books and records of the Company and communications with Members;

(ii) the costs of directors’ and officers’ liability or other insurance and all expenses incurred in connection with any litigation involving the Company and the amount of any judgment or settlement paid in connection therewith;

(iii) all expenses for indemnity or contribution payable by the Company to any Person, whether payable under this Agreement or otherwise and whether payable in connection with any litigation involving the Company;

(iv) all expenses incurred in connection with any Indebtedness of the Company;

(v) out-of-pocket fees, costs and expenses, if any, incurred in connection with (A) developing, negotiating, structuring, acquiring, trading, settling, monitoring, holding and disposing of the equity or assets of the Company and its Subsidiaries, including any financing, legal, accounting, advisory and consulting expenses in connection therewith, and (B) developing, structuring, operating and winding up administrative structures put in place to facilitate the Company’s investment activities; and

(vi) all expenses incurred in connection with any liquidation, dissolution or winding up of the Company.

Section 4.04 Exculpation.

(a) Subject to applicable Law, no Indemnified Party shall be liable, in damages or otherwise, to the Company, the Members or any of their Affiliates for any act or omission performed or omitted by any of them in good faith (including any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except (i) for any act taken by such Indemnified Party purporting to bind the Company that has not been authorized pursuant to this Agreement or (ii) any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct.

(b) To the extent that, at law or in equity, any Indemnified Party has duties and liabilities to the Company or to any Member, such Indemnified Party acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Party otherwise existing at law or in equity (including fiduciary duties), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Party, to the maximum extent permitted by applicable Law.

Section 4.05 Indemnification.

(a) To the fullest extent permitted by applicable Law, from and after the Effective Date, the Company shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against (i) each Member, (ii) the Board of Managers and each Manager, (iii) each officer, employee, agent or representative of the Company and (iv) the officers, directors, employees, shareholders, partners, managers, controlling Affiliates, agents or representatives and members of each Member, and each of their controlling Affiliates (each, an “Indemnified Party”, each of which shall be a third party beneficiary of this Agreement solely for purposes of this Section 4.05 and Section 4.04 and Section 4.07), from and against any loss or damage incurred by an Indemnified Party or by the Company by reason of the fact that such Indemnified Party is or was acting in its capacity as such and for any act or omission taken or suffered by such Indemnified Party in good faith (including any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) in connection with the Company Business, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims or loss or damage, except with respect to any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in fraud or intentional misconduct.

(b) The satisfaction of any indemnification obligation pursuant to Section 4.05(a) shall be from and limited to Company assets (including insurance and any agreements pursuant to which the Company, its officers or employees are entitled to indemnification) and no Member, in such capacity, shall be subject to personal liability therefor.

(c) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final adjudication after all possible appeals have been exhausted that such Indemnified Party is not entitled to be indemnified hereunder.

(d) The Company may purchase and maintain insurance on behalf of all officers, Managers and other Indemnified Parties against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Company’s activities whether or not the Company would have the power to indemnify such Person against such liabilities under the provisions of this Agreement.

(e) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 4.05 shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of an Indemnified Party. Any amendment, modification or repeal of Section 4.04 or this Section 4.05 or any provision hereof or thereof shall be prospective only and shall not in any way affect the limitations on liability of the Indemnified Parties, or terminate, reduce or impair the right of any past, present or future Indemnified Party, under and in accordance with the provisions of Section 4.04 or this Section 4.05 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 4.06 Business Opportunity. The Company and each Member renounce any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or that otherwise comes into the possession (excluding through the Company or any of its Subsidiaries) of, any Investor Manager, the Investor Member or any of their Affiliates or any of their respective partners, members, directors, stockholders, employees, representatives or agents, and such Persons shall have no duty to communicate knowledge of an Excluded Opportunity to the Company or any of its Subsidiaries. For the avoidance of doubt, this Section 4.06 does not apply to employees (including any Officers) of the Company or any of its Subsidiaries.

Section 4.07 Elimination of Liability and Fiduciary Duties. The Managers (solely in such Managers’ capacity as Managers and not, where applicable, in any such Manager’s capacity as an Officer or employee of the Company or any of its Subsidiaries) and the Members (solely in such Members’ capacity as Members and not, where applicable, in any such Member’s capacity as an officer or employee) do not have any duties (including fiduciary duties) to any Member or the Company, and any duties or implied duties (including fiduciary duties) of a Manager or a Member (in such capacities) to the Company or to any Member that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Act (including Sections 18-1101(c) and (e) of the Act) and any other applicable Law; provided, however, that this Agreement does not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

ARTICLE V
DISTRIBUTIONS

Section 5.01 Preferred Accruing Distributions.

(a) The Preferred Members shall be entitled to receive cumulative preferential distributions in respect of their Preferred Units in the amounts set forth in this Section 5.01.

(b) From and after the Effective Date, each Series A Preferred Member shall be entitled to receive from the Company, with respect to each Series A Preferred Unit held by such Series A Preferred Member, prior and in preference to any declaration or payment of any Series B Accruing Distribution, a distribution in an amount equal to (i) the then outstanding Liquidation Preference with respect to such Series A Preferred Unit, multiplied by (ii) the applicable Distribution Rate (or, if any Event of Default has occurred and remains outstanding, the Default Rate) (the “Series A Accruing Distributions”). Any Series A Accruing Distribution shall be paid in cash, shall accrue on a daily basis (whether or not declared), shall be cumulative and shall compound quarterly; provided, that, with respect to any amounts accruing during a quarter, the same shall only commence compounding as of the end of such quarter, unless all accrued but unpaid distributions on the Series A Preferred Units are declared and paid.

(c) From and after the Effective Date, each Series B Preferred Member shall be entitled to receive from the Company, with respect to each Series B Preferred Unit held by such Series B Preferred Member, a distribution in an amount equal to (i) the then outstanding Liquidation Preference with respect to such Series B Preferred Unit, multiplied by (ii) the applicable Distribution Rate (or, if any Event of Default has occurred and remains outstanding, the Default Rate) (the “Series B Accruing Distributions”). Any Series B Accruing Distribution shall be paid in cash, shall accrue on a daily basis (whether or not declared), shall be cumulative and shall compound quarterly; provided, that, with respect to any amounts accruing during a quarter, the same shall only commence compounding as of the end of such quarter, unless all accrued but unpaid distributions on the Series B Preferred Units are declared and paid.

(d) From and after the Effective Date, (i) the Series A Accruing Distributions shall be payable on a quarterly basis, on the 16th day of each of January, April, July and October following the Effective Date (each, a “Quarterly Distribution Date”) (unless such day is not a Business Day, in which case, such Series A Accruing Distributions shall be paid on the next Business Day) and (ii) the Series B Accruing Distributions shall be payable, if declared by the Board of Managers, on a quarterly basis on each Quarterly Distribution Date (unless such day is not a Business Day, in which case, such Series B Accruing Distributions shall be paid on the next Business Day); provided, that, the Company shall not pay any Series B Accruing Distributions if any Series A Accruing Distributions have not been declared and paid; provided, further, that the first Quarterly Distribution Date shall be April 16, 2026.

(e) If the Company fails to declare and pay any Preferred Accruing Distribution on any Preferred Unit in full on the applicable Quarterly Distribution Date, such Preferred Accruing Distribution shall be added to the then outstanding Liquidation Preference of such Preferred Unit pursuant to clause (a)(ii) or clause (b)(ii) (as applicable) of the definition of Liquidation Preference.

Section 5.02 General Distributions. Subject to Section 3.09(b), Section 5.01, Section 5.03, Section 5.04 and Section 5.05, at any time when (x) the Liquidation Preference of each Series A Preferred Unit is equal to the Series A Preferred Stated Value, and (y) the Liquidation Preference of each Series B Preferred Unit is equal to the Series B Preferred Stated Value, the Company may distribute Excess Cash, at the time or times and in such amounts determined by the Board of Managers, to the Common Members pro rata in accordance with the number of Common Units held by each such Member. The Company is not otherwise permitted to make distributions in respect of its Common Units.

Section 5.03 Restricted Distributions. Notwithstanding anything to the contrary contained herein:

(a) the Company, and the Board of Managers on behalf of the Company, shall not make a distribution to any Member if such distribution would violate the Act or other applicable Law; and

(b) for so long as there are any issued and outstanding Preferred Units, the Company shall not declare, pay or set aside any distributions of Excess Cash on any equity Securities (including the Common Units) that rank junior to the Series B Preferred Units, [***]

Section 5.04 Distributions of Securities. Subject to Section 5.01, the Board of Managers is authorized, subject at all times to the prior written consent of the Investor Member, to make non-cash distributions under Section 5.02 to the Common Members (including in the form of Securities or other property received or otherwise held by the Company); provided, that, in the event of any such non-cash distribution, any Securities or other property shall be valued at the fair market value thereof and shall be distributed to the Members in the same proportions that cash received upon the sale of such Securities or other property at such fair market value would have been distributed pursuant to Section 5.02.

Section 5.05 Distributions upon a Liquidation Event. Notwithstanding anything to the contrary herein:

(a) in the event of (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series A Preferred Members shall be entitled to be paid out of the assets of the Company available for distribution to its Members, and (ii) any Change of Control of the Company, the Series A Preferred Members shall be entitled to be paid out of the consideration payable to the Members in such Change of Control, as applicable, and before any payment shall be made to the holders of Series B Preferred Units or the holders of Common Units, by reason of their ownership thereof, an amount per Series A Preferred Unit equal to the Liquidation Preference of such Series A Preferred Unit. If upon any such liquidation, dissolution or winding up of the Company or Change of Control of the Company (as applicable), the assets of the Company available for distribution to its Members shall be insufficient to pay the Series A Preferred Members the full amount to which they are entitled to under this Section 5.05(a), the Series A Preferred Members shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series A Preferred Units held by them upon such distribution if all amounts payable on or with respect to such Series A Preferred Units were paid in full.

(b) in the event of (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series B Preferred Members shall be entitled to be paid out of the assets of the Company available for distribution to its Members, and (ii) any Change of Control of the Company, the Series B Preferred Members shall be entitled to be paid out of the consideration payable to the Members in such Change of Control, as applicable, after completion of the payments and/or distributions required by Section 5.05(a) but before any payment shall be made to the holders of Common Units, by reason of their ownership thereof, an amount per Series B Preferred Unit equal to the greater of (A) the Liquidation Preference of such Series B Preferred Unit, or (B) such amount per Series B Preferred Unit as would have been payable had all Series B Preferred Units been converted into Common Units pursuant to Section 3.08(a) or Section 8.04(b) (as applicable) immediately prior to such liquidation, dissolution, winding up or Change of Control of the Company (as applicable). If upon any such liquidation, dissolution or winding up of the Company or Change of Control of the Company (as applicable), the assets of the Company available for distribution to its Members shall be insufficient to pay the Series B Preferred Members the full amount to which they are entitled to under this Section 5.05(b), the Series B Preferred Members shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series B Preferred Units held by them upon such distribution if all amounts payable on or with respect to such Series B Preferred Units were paid in full.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment in full of all amounts required to be paid to the Preferred Members pursuant to Section 5.05(a) and Section 5.05(b), the remaining assets of the Company available for distribution to its Members or, in the case of a Change of Control of the Company, the consideration not payable to the Preferred Members pursuant to Section 5.05(a) and Section 5.05(b), as the case may be, shall be distributed among the Common Members, pro rata based on the number of Common Units held by each such Member.

ARTICLE VI
ACCOUNTING AND TAX MATTERS

Section 6.01 Books and Records. At all times during the existence of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company. Subject to reasonable confidentiality restrictions established by the Board of Managers acting reasonably and in good faith (including as permitted by Section 18-305(c) of the Act), each Member and its respective agents and representatives shall be afforded access to the Company’s properties, books and records applicable to such Member for any proper purpose reasonably related to such Member’s interest as a Member of the Company, at any reasonable time during regular business hours upon reasonable written notice to the Board of Managers. Any information obtained by a Member pursuant to this Section 6.01 shall be subject to the confidentiality obligations set forth in Section 12.01.

Section 6.02 Tax Returns. The Board of Managers, at the expense of the Company, shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company owns property or does business.

Section 6.03 Withholding Tax Payments and Obligations. In the event that withholding taxes are paid or required to be paid in respect of amounts earned or distributed by the Company, or the Company is required by Law to make tax payments (including any interest or penalties thereon or additions thereto) on behalf of or with respect to any Member, such payments or obligations shall be treated as follows:

(a) Payments by the Company. The Company is authorized to withhold from any payment made to, or any distributive share of, a Member any taxes and any associated interest or penalties required by Law to be withheld or paid by the Company that are attributable (as reasonably determined by the Board of Managers) to such Member. If, and to the extent, the Company is required to make any such tax payments with respect to any distribution to a Member, then at the election of the Company, either (i) such Member’s proportionate share of such distribution shall be reduced by the amount of such tax payments (which tax payments shall be treated, subject to Section 6.03(c), as a distribution to such Member pursuant to Section 5.01 or Section 5.02, as the case may be), or (ii) such Member shall pay to the Company prior to such distribution an amount of cash equal to such tax payments (which payment of cash shall not be deemed a Capital Contribution for purposes hereof and shall not reduce mandatory Capital Contributions).

(b) Payments to the Company. If the Company receives proceeds in respect of which a tax has been withheld, including any withholding taxes imposed as a result of a failure by a Member to provide information or take other actions requested by the Board of Managers in order to reduce or eliminate withholding, the Company shall be treated as having received cash in an amount equal to such proceeds plus the amount of such withheld tax (and the portion of the withholding tax allocable to such Member shall be treated, subject to Section 6.03(c), as a distribution to such Member pursuant to Section 5.01 or Section 5.02, as the case may be).

(c) Certain Taxes Treated as Demand Loans. Any taxes withheld or paid by the Company pursuant to Section 6.03(a), but not reimbursed as provided for under Section 6.03(a)(ii), shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes would then be distributable to such Member and, to the extent taxes are withheld or paid by the Company in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the lesser of (i) the Prime Rate in effect from time to time plus two percent (2%), compounded quarterly, and (ii) the highest rate per annum permitted by Law. The Board of Managers may, in its discretion, either (x) demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or (y) withhold from one or more distributions or payments to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

(d) Indemnity. In the event that the Company, or the Board of Managers or any Affiliate thereof, becomes liable as a result of a failure to withhold and remit or pay taxes on behalf of or in respect of any Member, then such Member, in addition to and without limiting any indemnities for which such Member may be liable under this Section 6.03, such Member shall indemnify and hold harmless the Company, or the Board of Managers or such Affiliate, as the case may be, in respect of all taxes (not otherwise indemnified or reimbursed pursuant to this Section 6.03), including interest, penalties, and additions to tax, and any expenses incurred in any examination, determination, resolution and payment of such liability.

(e) Survival. The provisions contained in this Section 6.03 shall survive the termination of the Company and the withdrawal of any Member.

Section 6.04 Other Member Obligations. Promptly upon request, each Member shall provide the Board of Managers with any information related to such Member reasonably necessary to (a) allow the Company to comply with any tax reporting, tax withholding or tax payment obligations of the Company or (b) establish the Company’s legal entitlement to an exemption from, or reduction of, withholding or any other taxes or similar payments.

Section 6.05 Tax Treatment. The Company is intended to be and has elected to be classified as an association taxable as a corporation for U.S. federal income tax purposes. The Series A Preferred Units are intended to constitute [***] for U.S. federal income tax purposes. The Series B Preferred Units are intended to constitute [***] for purposes of [***] the Code and the Regulations thereunder. None of the Company or any Member shall take any position inconsistent with such treatment in any tax return, filing, or proceeding unless otherwise required by a final determination (within the meaning of Section 1313(a) of the Code).

Section 6.06 Other Tax Matters.

(a) The Company shall, as soon as practicable following the date hereof, use commercially reasonable efforts to ensure that the Internal Revenue Service has the Company’s correct legal entity name reflected on the Internal Revenue Service’s files.

(b) Neither Vroom Parent nor the Company shall make or cause to be made an election under Section 382(l)(5)(G) of the Code (or any successor provision) with respect to any “ownership change” of the Company (within the meaning of Section 382 of the Code) nor take any action that could reasonably be expected to result in such an election being made or deemed made.

ARTICLE VII
TRANSFERS

Section 7.01 Transfer in General.

(a) Any Preferred Member (including the Investor Member) may freely Transfer any Preferred Units (including any Common Units issued upon conversion of any Series B Preferred Units) to any Person, subject only to applicable securities Laws.

(b) Until the earlier of (i) the fifth (5th) anniversary of the date hereof and (ii) the date each Preferred Unit is redeemed in full pursuant to ARTICLE VIII, any Common Member (including the Vroom Member and its successors) shall not Transfer any equity Securities (including Common Units) of the Company without the prior written consent of the Investor Member. For the avoidance of doubt, if any Common Member experiences a Change of Control, such Change of Control shall be deemed to be a Transfer by such Common Member of equity Securities (including Common Units) of the Company.

(c) A permitted Transfer of Units pursuant to Section 7.01 shall be effective as of the date of (i) compliance with the conditions to such transfer referred to in this Section 7.01 and (ii) admission of the Substituted Member pursuant to Section 7.02. Distributions made before the effective date of such Transfer shall be paid to the transferor, and distributions made after such date shall be paid to the transferee.

(d) Any Member who effectively Transfers any Units pursuant to this ARTICLE VII shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges of a Member with respect to such Units (it being understood, however, that the applicable provisions of Section 3.12, Section 4.04, Section 4.05 and Section 4.07 shall continue to inure to such Person’s benefit). Nothing contained herein shall relieve any Member who Transfers any Units in the Company from any liability or obligation of such Member to the Company or the other Members with respect to such Units that may exist on the date of such Transfer or that is otherwise specified in the Act and incorporated into this Agreement or for any liability to the Company or any other Person for any breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in other agreements with the Company.

(e) To the extent Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE LIMITED LIABILITY COMPANY AGREEMENT, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

Section 7.02 Admission of Members. A Person may be admitted to the Company as a Member (a) in connection with the Transfer of any Units to such Person as permitted under the terms of this Agreement (a “Substituted Member”) or (b) in connection with the issuance of new Units by the Company to an Additional Member, in each case upon executing a counterpart or joinder to this Agreement, accepting and agreeing to be bound by all of the terms and conditions hereof.

Section 7.03 Transfers in Violation of Agreement. Any Transfer or attempted Transfer in violation of this ARTICLE VII shall be void, and the Company shall not record such purported Transfer on its books or treat any purported transferee as the owner of any Units subject to such purported Transfer.

ARTICLE VIII
REDEMPTION RIGHTS

Section 8.01 Mandatory Redemption of Series A Preferred Units. Each Series A Preferred Member (including the Investor Member) shall have the right to require the Company to redeem all or any portion of its Series A Preferred Units (the “Series A Mandatory Redemption”) by providing written notice to the Company at least ninety (90) days prior to any Series A Mandatory Redemption Date (the “Series A Mandatory Redemption Notice”). In the event that any such Series A Preferred Member delivers a Series A Mandatory Redemption Notice to Company, the Company shall be required to redeem such number of Series A Preferred Units as is specified in such Series A Mandatory Redemption Notice, on the applicable Series A Mandatory Redemption Date (the “Series A Mandatory Redemption Closing Date”), and at a price per Series A Preferred Unit equal to the Liquidation Preference of such Series A Preferred Unit (the “Series A Redemption Price”).

Section 8.02 Mandatory Redemption of Series B Preferred Units. Each Series B Preferred Member (including the Investor Member) shall have the right to require the Company to redeem all or any portion of its Series B Preferred Units (the “Series B Mandatory Redemption”) by providing written notice to the Company at least ninety (90) days prior to any Series B Mandatory Redemption Date (a “Series B Mandatory Redemption Notice”). In the event that any such Series B Preferred Member delivers a Series B Mandatory Redemption Notice to Company, the Company shall be required to redeem such number of Series B Preferred Units as is specified in such Series B Mandatory Redemption Notice, on the applicable Series B Mandatory Redemption Date (the “Series B Mandatory Redemption Closing Date”), and at a price per Series B Preferred Unit equal to (i) the Liquidation Preference of such Series B Preferred Unit, plus (ii) the Special Redemption Price (if any) on such Series B Preferred Unit (collectively, the “Series B Redemption Price”).

Section 8.03 Change of Control Redemption. Each Preferred Member (including the Investor Member) shall have the right to require the Company to redeem all or any portion of its Preferred Units (the “CoC Redemption”) by providing written notice to the Company no later than twenty (20) Business Days prior to any (a) Change of Control of the Company, the Vroom Member or Vroom Parent or (b) Fundamental Event (a “CoC Redemption Notice”). In the event that any such Preferred Member delivers a CoC Redemption Notice to the Company, the Company shall be required to redeem such number of Preferred Units as is specified in such CoC Redemption Notice upon and simultaneously with the consummation of such Change of Control or Fundamental Event (the “CoC Redemption Closing Date”), and at a price per Preferred Unit equal to (i) in the case of the Series A Preferred Units, the Series A Redemption Price, and (ii) in the case of the Series B Preferred Units, the Series B Redemption Price. The Company shall provide each Preferred Member with at least thirty (30) Business Days’ notice prior to the consummation of any such Change of Control or Fundamental Event.

Section 8.04 382 Change Transaction.

(a) Contemporaneously with the consummation of a 382 Change Transaction (the “382 Redemption Closing Date”), the Company shall redeem each Unit held by the Investor Member and its Affiliates (the “382 Redemption”), at a price per Unit equal to (i) in the case of each Series A Preferred Unit, the Series A Redemption Price (or the Early Redemption Price if such 382 Redemption is consummated on or prior to the Optional Redemption Date), (ii) in the case of each Series B Preferred Unit, the Series B Redemption Price (or the Early Redemption Price if such 382 Redemption is consummated on or prior to the Optional Redemption Date), and (iii) in the case of each Common Unit, the Fair Market Value thereof. The Company shall provide the Investor Member with written notice of any 382 Change Transaction at least twenty (20) Business Days prior to the consummation of such transaction (the “382 Redemption Notice”).

(b) If the Company fails to redeem each Unit held by the Investor Member and its Affiliates on the 382 Redemption Closing Date in accordance with the terms of Section 8.04(a) (a “382 Redemption Failure”), then (in addition to any other rights or remedies that the Investor Member and its Affiliates may have under this Agreement or at law or in equity):

(i) all of the Series B Preferred Units held by the Investor Member and its Affiliates shall, without the payment of any additional consideration, automatically convert into Common Units as set forth in this Section 8.04(b) (a “Series B Mandatory Conversion”), unless the Investor Member delivers a written notice to the Company specifying that any such Series B Mandatory Conversion shall not occur.

(ii) Any Series B Mandatory Conversion shall be effective contemporaneously with the consummation of the applicable 382 Change Transaction (the “Mandatory Conversion Time”).

(iii) At the Mandatory Conversion Time, all of the Series B Preferred Units held by the Investor Member and its Affiliates shall automatically and without the need for any further action by any Person be converted into a certain number of fully paid and non-assessable Common Units such that, immediately following the Mandatory Conversion Time, the Common Units issued in connection with the Series B Mandatory Conversion account for ninety percent

(90%) of the outstanding Common Units of the Company (including, for the avoidance of doubt, any securities convertible into or exercisable for Common Units). Notwithstanding the foregoing, if the conversion of all of the Series B Preferred Units held by the Investor Member and its Affiliates in accordance with Section 3.08(a)(iii) would result in the Investor Member and its Affiliates being issued a greater number of Common Units than that provided for in the immediately preceding sentence, then all of such Series B Preferred Units shall instead convert in accordance with Section 3.08(a)(iii), with such conversion being effective as of the Mandatory Conversion Time.

(iv) If the Company, the Vroom Member, Vroom Parent or any of their respective Subsidiaries are a party to the applicable 382 Change Transaction, such 382 Change Transaction shall not be consummated until such time as all of the Series A Preferred Units held by the Investor Member and its Affiliates are redeemed in accordance with the terms of Section 8.04(a) (and contemporaneously with the consummation of such 382 Change Transaction). If the Company, the Vroom Member, Vroom Parent and their respective Subsidiaries are not a party to the applicable 382 Change Transaction, the Company must redeem all of the Series A Preferred Units held by the Investor Member and its Affiliates in accordance with the terms of Section 8.04(a) promptly following the time that the Company, the Vroom Member, Vroom Parent or any of their respective Subsidiaries become aware of the consummation of such 382 Change Transaction.

Section 8.05 Optional Redemption of Preferred Units. The Company shall have the option (but not the obligation) to redeem all, but not less than all, of the Preferred Units held by all of the Preferred Members (the “Optional Redemption”) by providing an irrevocable written notice to each Preferred Member at any time following the Effective Date (an “Optional Redemption Notice”). In the event the Company delivers an Optional Redemption Notice to each Preferred Member, the Company shall be required to redeem all of the Preferred Units held by all of the Preferred Members within twenty (20) Business Days’ of delivery of such Optional Redemption Notice (the “Optional Redemption Closing Date”), and at a price per Preferred Unit equal to (a) if such Optional Redemption is consummated after the Optional Redemption Date, the Series A Redemption Price (in the case of the Series A Preferred Units being redeemed) or the Series B Redemption Price (in the case of the Series B Preferred Units being redeemed), or (b) if such Optional Redemption is consummated on or prior to the Optional Redemption Date, the Early Redemption Price.

Section 8.06 Company’s Inability to Satisfy Obligations.

(a) Notwithstanding anything to the contrary herein, the obligation to complete a Redemption Transaction (other than a 382 Redemption) under this ARTICLE VIII may be delayed upon resolution of the Board of Managers if, in the reasonable good faith judgment of the Board of Managers, such Redemption Transaction (other than a 382 Redemption) would violate any applicable Law to which the Company is subject. To the extent that the Board of Managers delays any Redemption Transaction (other than a 382 Redemption) pursuant to this Section 8.06(a), (i) the Company shall be required to effect such Redemption Transaction (other than a 382 Redemption) immediately after the reasons for such delay have ceased, (ii) the Company shall not be entitled to make any distributions (other than Preferred Accruing Distributions) to any Member until such Redemption Transaction (other than a 382 Redemption) has been consummated, and (iii) such Member shall be paid interest on such delayed redemption payment at the Default Rate.

(b) If the provisions of Section 8.06(a) limit the Company’s redemption of any Preferred Units, (i) the time periods in which the Company and each Preferred Member must deliver any notice or consummate any transaction, in each case, under this ARTICLE VIII shall similarly be tolled and (ii) each Preferred Member may elect to withdraw its Series A Mandatory Redemption Notice, Series B Mandatory Redemption Notice or CoC Redemption Notice (as applicable), in which case such Preferred Member shall be entitled to re-exercise its rights in full again commencing on the next applicable redemption date pursuant to this Section 8.06.

Section 8.07 Redemption Transaction Requirements. In the event of a Redemption Transaction under this ARTICLE VIII, each Member shall (a) take such actions as may be reasonably requested by the Company (or its designee) in order to effect such Redemption Transaction, (b) vote in favor of, consent to and raise no objections against such Redemption Transaction or the process pursuant to which such Redemption Transaction was arranged, and (c) execute and deliver such documents as may be reasonably requested by the Company (or its designee) in order to effect any such Redemption Transaction, including written consents of Members, proxies, letters of transmittal, purchase agreements and stock powers. On the applicable Redemption Closing Date, the selling Member(s) shall deliver certificates, if any, representing the Preferred Units to be repurchased or redeemed by the Company to the Company against delivery of the appropriate purchase price.

Section 8.08 Series B Participation Right.

(a) Before (and, in any event, at least ten (10) Business Days prior to) any Redemption Closing Date (other than a Series A Mandatory Redemption Closing Date), the Board of Managers, acting reasonably and in good faith, shall determine (i) the Fair Market Value of the Initial Vroom Units as of the date that the applicable Redemption Notice (other than a Series A Mandatory Redemption Notice) is delivered, and (ii) the implied IRR of such Initial Vroom Units since the Effective Date, including any distributions paid on the Initial Vroom Units since the Effective Date (the “Implied IRR”).

(b) For purposes of this Section 8.08, the [***]

(c) Promptly upon the determination of the Fair Market Value of the Initial Vroom Units and the Implied IRR (and, in any event, at least ten (10) Business Days prior to any Redemption Closing Date (other than a Series A Mandatory Redemption Closing Date)), the Board of Managers shall provide written notice to each Series B Preferred Member (including the Investor Member) who has delivered or received a Redemption Notice (other than a Series A Mandatory Redemption Notice) (the “Participation Members”) of such Fair Market Value and Implied IRR, including any applicable financial data and other materials used in such determination. If a majority in interest of such

Participation Members (based on the number of Series B Preferred Units held by such Participation Members) dispute such determination and deliver to the Board of Managers a written notice of objection within ten (10) Business Days after the Board of Managers delivers its determination, the Company and such Participation Members will attempt in good faith to mutually agree upon such Fair Market Value and Implied IRR, but in the event that the parties are unable to agree within a ten (10) Business Day period (or such longer period as the parties may agree), the Fair Market Value and Implied IRR will be conclusively determined by an Independent Appraiser. Such Participation Members, on the one hand, and the Company, on the other hand, shall each be responsible for fifty percent (50%) of the costs of the Independent Appraiser, unless otherwise agreed in writing by such parties. Notwithstanding anything to the contrary herein, the applicable Redemption Closing Date (other than a Series A Mandatory Redemption Closing Date) and, in the case of a 382 Redemption, the consummation of the 382 Change Transaction, in each case, shall be delayed until the Fair Market Value and Implied IRR is definitively determined in accordance with this Section 8.08(c); provided, that, the Series A Redemption Price, Series B Redemption Price and/or Early Redemption Price (as applicable) shall reflect the actual Liquidation Preference and/or the actual Special Redemption Price (as applicable) of the Series A Preferred Units and/or Series B Preferred Units as of the actual Redemption Closing Date (other than a Series A Mandatory Redemption Closing Date).

(d) If the Implied IRR exceeds [***]

Section 8.09 No Creditor Rights. Notwithstanding any other provision herein to the contrary, but subject to Section 8.04(b), in the event that the Company fails to redeem any Series B Preferred Units as provided in this Agreement, the Series B Preferred Members shall not have any rights as creditors with respect to such unredeemed Series B Preferred Units or any unpaid Series B Redemption Price or Early Redemption Price (as applicable). The rights of such Series B Preferred Members shall be limited to those rights expressly set forth in this Agreement as Members, including the right to convert such Series B Preferred Units into Common Units pursuant to Section 3.08 or Section 8.04(b).

ARTICLE IX
DISSOLUTION; LIQUIDATION

Section 9.01 Dissolution. Subject to Section 3.09(b), the Company shall be dissolved and its affairs wound up on the first to occur of any of the following events:

(a) the decision of the Board of Managers to dissolve the Company; or

(b) the Company no longer has any Members (subject to the terms of the Act).

Notwithstanding anything to the contrary, the occurrence of any event set forth in Section 18-304 of the Act (Events of Bankruptcy) with respect to a Member (or similar bankruptcy or insolvency event under any Law governing such Member) shall not cause such Member to cease to be a Member and, upon the occurrence of such an event, the Company shall continue without dissolution. The Members waive the right to judicial dissolution set forth in Section 18-802 of the Act (Judicial Dissolution).

Section 9.02 Final Accounting. Upon the dissolution of the Company, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.

Section 9.03 Liquidation.

(a) Dissolution of the Company shall be effective as of the date on which the event occurs giving rise to the dissolution and all Members shall be given prompt notice thereof in accordance with ARTICLE XI, but the Company shall not terminate until the assets of the Company have been distributed as provided for in Section 9.03(c) and the filing of a certificate of cancellation of the Certificate. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business, assets and affairs of the Company shall continue to be governed by this Agreement.

(b) Upon the dissolution of the Company, the Board of Managers, or, if there is no Board of Managers, a Person selected by the Members shall act as the liquidator (the “Liquidator”) of the Company to wind up the Company. The Liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(c) The Liquidator shall distribute all proceeds from liquidation in the following order of priority:

(i) first, to creditors of the Company (including creditors who are Members) in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

(ii) second, to the Members in the same manner in which distributions are made pursuant to Section 5.05.

(d) The Liquidator shall determine whether any assets of the Company shall be liquidated through sale or shall be distributed in kind. A distribution in kind of an asset to a Member shall be considered, for the purposes of this ARTICLE IX, a distribution in an amount equal to the fair market value of the assets so distributed as determined by the Liquidator in its reasonable discretion.

Section 9.04 Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in Section 9.03, the Company shall be terminated and the person acting as Liquidator shall cause the cancellation of the Certificate in accordance with the Act and shall take such other actions as may be necessary or appropriate to terminate the Company.

ARTICLE X
AMENDMENTS

Section 10.01 Amendments by the Members. Subject to Section 3.09(b), this Agreement and the Certificate may be modified, amended or waived from time to time by a Majority in Interest of the Members; provided, that, any amendment, modification or waiver that adversely affects any Member shall require the prior written consent of such adversely affected Member.

ARTICLE XI
NOTICES

Section 11.01 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address set forth below, or to such e address as subsequently modified by written notice given in accordance with this Section 11.01:

(a) If to the Company, to:

Vroom Automotive, LLC

4700 Mercantile Drive

Fort Worth, TX 76137

legal@vroom.com

Attn: Chief Legal Officer

(b) If to the Vroom Member or Vroom Parent, to:

Vroom, Inc.
4700 Mercantile Drive

Fort Worth, TX 76137

legal@vroom.com

Attn: Chief Legal Officer

(c) If to the Investor Member, to:

SPE Holdings 2026-1
c/o UMB Delaware Inc.

405 Silverside Road, Suite 101

Wilmington, Delaware 19809

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention: Asi Kirmayer, [***] and Robert Garritano
Email: akirmayer@sidley.com, [***] and rgarritano@sidley.com

(d) If to any other Member, to the address or email set forth on the books of the Company or any other address or email as such Member may hereafter specify for such purpose to the Company.

ARTICLE XII
COVENANTS

Section 12.01 Confidentiality. The Members acknowledge that they may, as a result of their ownership of Units or their designees’ service on the Board of Managers (if applicable), receive information from or regarding the Company, any of its Subsidiaries, the other Members, or Affiliates of any of the foregoing in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company, any of its Subsidiaries (including Persons with whom they may conduct business), the other Members, or Affiliates of any of the foregoing. Each Member shall hold in confidence, and not use for any purpose other than monitoring its investment in the Company, any information it receives regarding the Company, any of its Subsidiaries (including Persons with whom they may conduct business), the other Members, or Affiliates of any of the foregoing that is identified as, or would reasonably be expected to be, confidential, and shall not disclose it to any Person (other than another Member) except for disclosures (a) compelled by Law or required or requested by subpoena or request from a court, regulator or a stock exchange (provided, however, that the Member shall notify the Company or the Member affected by such disclosure, as applicable, promptly and prior to making such disclosure, if practicable, and shall disclose only that portion of such information required to be disclosed and shall use all reasonable efforts to preserve the confidentiality thereof), (b) to Affiliates, advisers (including legal counsel and accountants), agents, equityholders, directors, employees, members, shareholders, partners or representatives of the Member (provided, however, that such Affiliates, advisors, or representatives are informed of the confidential nature of such information, and that the disclosing Member remains liable for any breach by its Affiliates, advisors and/or representatives), (c) of information that the Member also has received from a source independent of the Company, any of its Subsidiaries, any other Member, or Affiliates of any of the foregoing, as applicable, that the Member reasonably believes obtained that information without breach of any obligation of confidentiality, (d) to any Person to which such Member Transfers or may Transfer any of its Units in compliance with this Agreement so long as the transferor first obtains a confidentiality agreement executed by the proposed transferee, at least as protective as this Section 12.01, (e) permitted by the Company or Member affected by such disclosure, as applicable, or (f) by any Member that is a private equity fund, hedge fund or institutional investor to its investors, potential investors, members, partners, financing sources or

Affiliates or otherwise as reasonably required in connection with ordinary course fundraising, marketing, information, transactional or other reporting activities, so long as any recipient is made aware of the confidentiality nature of such information and subject to substantially similar confidentiality requirements. The Members agree that breach of the provisions of this Section 12.01 may cause irreparable injury to the Company or the other Members for which monetary damages (or other remedy at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provisions and (ii) the uniqueness of the Company’s and each other Member’s business and the confidential nature of the information described in this Section 12.01. Accordingly, the Members agree that the provisions of this Section 12.01 may be enforced by specific performance, injunction or other equitable relief. The Company, other Members’ and their Affiliates’ right to seek specific performance, injunction or other equitable relief pursuant to this Section 12.01 will be in addition to any other remedies they may have at law or in equity. No waiver of any violation of this Agreement will be implied from any failure by the Company, other Members or their Affiliates to take action under this Section 12.01.

Section 12.02 Residual Interests.

(a) In the event that any Residual Interests are acquired by or transferred to the Company in accordance with Section 12.02(b) or in connection with a [***], the terms and documentation related to such Residual Interests shall be substantially similar to the UACST 2025-1 Documentation.

(b) The Company may, without the prior written consent of the Investor Member, use Excess Cash to acquire any additional [***]. For the avoidance of doubt, other than in connection with a [***] or in accordance with this Section 12.02(b), Residual Interests may not be acquired by or transferred to the Company, without the prior written consent of the Investor Member.

Section 12.03 Regulatory Compliance. The Company shall not take, and shall not permit its Subsidiaries to take, any action (or omit to take any action) that would cause the Investor Member to be in violation of any applicable Laws or regulations by reason of the Investor Member’s ownership of the Preferred Units or any other Securities of the Company. Without limiting the foregoing, the Company shall take, and shall cause its Subsidiaries to take, any actions (or shall omit to take any actions) requested by the Investor Member (including, without limitation, amending this Agreement and its organizational documents, and limiting or restricting its business activities) as are necessary in order to ensure that the Investor Member is not in violation of any applicable Laws or regulations by reason of its ownership of the Preferred Units or any other Securities of the Company. Without limiting the foregoing, this shall include:

(a) engaging solely in activities that constitute [***] and activities that are incidental or complementary thereto;

(b) using good faith efforts to comply in all respects with all applicable Laws, orders and decrees of any Governmental Authority having jurisdiction over the Company or its Subsidiaries, and promptly notifying the Investor Member in writing of any violation or alleged violation of any of the foregoing;

(c) establishing, maintaining and enforcing, policies and procedures reasonably designed to ensure ongoing compliance with all applicable Laws, and reviewing such policies and procedures at least annually and updating them as necessary to maintain effectiveness;

(d) (i) permitting the Investor Member to inspect and audit the Company’s and its Subsidiaries’ policies and procedures, (ii) complying with such policies and procedures, and (iii) taking all steps to implement any reasonable revisions or remedial actions proposed by the Investor Member;

(e) taking all actions reasonably requested by the Investor Member to remediate [***] violations of applicable Law identified by the Investor Member or any Governmental Authority, including the timely adoption and implementation of corrective action plans;

(f) making any equity investments in any Person, except (i) as expressly permitted by this Agreement or (ii) as consented to in writing by the Investor Member;

(g) promptly provide any information, documents or certifications requested by [***] or any Governmental Authority with jurisdiction over the Investor Member;

(h) consulting with the Investor Member before any Member, Officer or employee of the Company, accepts or holds any management or board positions at any financial institution; and

(i) within forty-five (45) days after the end of each fiscal half-year, the Company shall deliver to the Investor Member a compliance certificate executed by an authorized officer of the Company certifying that (i) the Company and its Subsidiaries are in material compliance with this Section 12.03 and, to the Company’s knowledge all applicable Laws, and (ii) to the Company’s knowledge, no event or circumstance exists that would reasonably be expected to cause the Investor Member or any of its Affiliates to violate any applicable Law by reason of its ownership of the Preferred Units or any other Securities.

Section 12.04 Information Rights. For so long as the Investor Member or its Affiliates hold any Units, the Company shall deliver, or cause to be delivered, to the Investor Member the following information, each prepared in accordance with GAAP or such other accounting basis reasonably acceptable to the Investor Member:

(a) within one hundred twenty (120) days after the end of each Fiscal Year commencing the year ending December 31, 2026, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year, and consolidated statements of income and cashflows of the Company and its Subsidiaries for such Fiscal Year, prepared in accordance with GAAP and audited by an independent certified public accounting firm of recognized national standing reasonably acceptable to the Investor Member; provided that the initial audit period will cover the period from the Effective Date through December 31, 2026;

(b) within sixty (60) days after the end of the first three (3) fiscal quarters of each Fiscal Year, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, and consolidated statements of income, retained earnings and cashflows of the Company and its Subsidiaries for such quarterly period, to be prepared in accordance with GAAP (but subject to normal year-end audit adjustments and the absence of footnotes);

(c) within twenty-five (25) days after the end of each month, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such monthly period, and a Monthly Servicer Report for any securitizations for which the residual certificates are owned or held by the Company and its Subsidiaries for such monthly period;

(d) within sixty (60) days after the end of each fiscal quarter, a detailed capitalization table of the Company reflecting all outstanding Securities (including the Series A Preferred Units, Series B Preferred Units and Common Units) and any securities convertible into or exercisable for such Securities;

(e) within thirty (30) days after the filing of the relevant federal and material state and local income tax returns of the Company and each of its Subsidiaries, copies thereof together with supporting workpapers, and tax-basis fixed asset schedules;

(f) within forty-five (45) days after the end of each fiscal quarter, third party reports (including valuation reports) concerning the Residual Interests of the Company, in form and substance reasonably satisfactory to the Investor Member; provided, that any such reports received by Vroom Parent for purposes of preparing its publicly filed financial statements shall de deemed to be satisfactory to the Investor Member;

(g) within thirty (30) days following the end of each Fiscal Year, an IRS Form 1099-DIV (if the Company made a distribution in such year for U.S. federal income tax purposes and such form is required by Law to be prepared and/or filed); and

(h) such additional financial or operating information, reports, or data concerning Vroom Parent, the Company and their respective Affiliates or their businesses and assets as the Investor Member may reasonably request from time to time, in order for the Investor Member to (i) comply with applicable disclosure Laws, (ii) satisfy rating agency inquiries, (iii) sell, syndicate, assign or transfer all or any portion of the Preferred Units (or Common Units issued upon conversion thereof), (iv) satisfy requests from potential investors or any other interested parties or purchasers, including any subordinate investor, (v) reasonably account for or monitor its investment in the Company and (vi) timely and properly comply with its (or its Affiliates’) tax reporting or compliance obligations.

Section 12.05 Further Assurances; Additional Documents.

(a) The Company shall, and shall cause each of its Subsidiaries and Affiliates to, execute and deliver such additional agreements, instruments, certificates or other documents and to take such other actions as the Investor Member may reasonably request from time to time in connection with the issuance, ownership, administration, sale, transfer or disposition of the Preferred Units (or the Common Units issuable upon conversion thereof), or to evidence or effectuate any of the provisions of this Agreement or any related transaction document (including any Transaction Agreement); provided, however, that nothing in this Section 12.05(a) shall require the Company to modify or agree to modify (i) the initial Distribution Rates, (ii) the Series B Mandatory Redemption Date, (iii) the Preferred Accruing Distributions, (iv) any other material economic term in this Agreement, or (v) any time period during which the Company is required to perform its obligations under its organizational documents (including this Agreement).

(b) Without limitation of the foregoing Section 12.05(a), the Company shall, and shall cause each of its Subsidiaries to, reasonably cooperate with the Investor Member and any prospective transferee in connection with any sale, transfer, assignment, participation or other disposition of any Units, including by executing customary transfer instruments, making its management team available for presentations and diligence, providing requested financial and corporate information (subject to customary confidentiality protections), and delivering any legal opinions, certificates or other documents that are reasonably necessary to consummate such transaction.

(c) Without limitation of the foregoing Section 12.05(a), the Company shall, and shall cause each of its Subsidiaries to, reasonably cooperate with and support the Investor Member and its Affiliates (including by providing any information reasonably requested by the Investor Member and its Affiliates) to the extent reasonably required in connection with any (i) audit of the Investor Member and/or any such Affiliate, or (ii) other interaction between the Investor Member and/or its Affiliates and a taxing authority.

Section 12.06 Permitted Asset Base. The Company shall, at all times, ensure that its Permitted Asset Base is at least equal to the aggregate value of all Preferred Units issued by the Company (including the Series A Preferred Units and Series B Preferred Units). Illustrative examples of the calculation of the Permitted Asset Base are set forth on EXHIBIT C.

Section 12.07 Excluded Assets and Liabilities.

(a) The Company and the Members hereby acknowledge and agree that any Excluded Assets and Liabilities shall be and remain the sole property, responsibility, and risk of one or more Affiliates of the Company (but not the Company itself) (such Affiliates, the “Excluded Assets and Liabilities Holders”). The Company shall not have, and shall not be deemed to have, any right, title, interest, liability or obligation in or with respect to any Excluded Asset and Liability. All income, proceeds, recoveries and other benefits arising from, and all losses, damages, costs, expenses, liabilities and obligations incurred in respect of, any Excluded Asset and Liability shall be for the sole benefit or detriment of the Excluded Assets and Liabilities Holders, and the Company and Vroom Member shall take all actions reasonably necessary or desirable to effectuate such treatment, including executing such further instruments or agreements as the Investor Member may reasonably request to evidence or give effect thereto.

(b) The Company shall use commercially reasonable efforts to transfer, assign, convey, or otherwise divest any remaining Excluded Assets and Liabilities out of the Company to the Excluded Assets and Liabilities Holders as promptly as practicable following the date hereof, and shall execute and deliver, and cause its Subsidiaries to execute and deliver, all agreements, instruments and documents, and take all other actions, reasonably necessary or desirable to effect such transfer. Without limiting the foregoing, the Company shall use commercially reasonable efforts to ensure that each Excluded Assets and Liabilities Holder agrees in writing that only the applicable Excluded Assets and Liabilities Holder is responsible for any and all losses, damages, costs, expenses, detriments, liabilities and obligations related to or arising from the applicable Excluded Assets and Liabilities.

Section 12.08 Prohibited Persons.

(a) Each of the Company and the Vroom Member shall, and shall cause their respective Subsidiaries and Affiliates to, (i) not conduct any business or engage in any transaction, agreement, arrangement or dealing with any Person (A) that is listed in the annex to, or is otherwise subject to the provisions of, [***] (B) whose name appears on the Office of Foreign Assets Control of the U.S. Department of the Treasury’s, (“OFAC”), most current list of “Specifically Designed National and Blocked Persons,” (C) who commits, threatens to commit or supports “terrorism”, [***] or (D) who is otherwise affiliated with any Person listed or referred to in the foregoing clauses (A) and (B) (any Person referred to in the foregoing clauses (A) through (D) is referred to herein as a “Prohibited Person”), or (ii) engage in, or conspire to engage in, any transaction, agreement, arrangement or dealing that evades or avoids any of the prohibitions of [***].

(b) Upon request by the Investor Member, the Company shall deliver to the Investor Member (i) a certificate executed by an authorized officer of the Company, and/or (ii) any other evidence requested by the Investor Member in its sole and absolute discretion, in each case, confirming that (A) each of Vroom Parent and its Subsidiaries are not a Prohibited Person, and (B) each of Vroom Parent and its Subsidiaries have not engaged in any transaction, agreement, arrangement or dealing with any Prohibited Person.

Section 12.09 Listed Transactions. Each of the Company and the Vroom Member shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cause the Company and its Subsidiaries not to engage, directly or indirectly, in any transaction that is a “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Regulations, or any similar provision of state, local or non-U.S. law.

Section 12.10 Agreements by Vroom Parent.

(a) Vroom Parent hereby acknowledges and agrees that it shall (i) comply with, perform and observe each obligation, covenant, and undertaking of the Company and the Vroom Member under this Agreement as if Vroom Parent were the Company and/or the Vroom Member, as applicable and (ii) cause (and cause its Affiliates to cause, as applicable) the Company and the Vroom Member to comply with, perform and observe all obligations, covenants and undertakings of the Company and the Vroom Member under this Agreement.

(b) Vroom Parent hereby agrees to indemnify and hold harmless (i) the Investor Member and its Affiliates and its and their directors, officers, managers, members, stockholders or other equityholders, from and against any and all loss, damage or liability (including reasonable attorneys’ fees) due to or arising out of any breach of this Agreement (including any representation, warranty or covenant) by Vroom Parent, the Vroom Member and/or the Company, and/or (ii) (A) the Company and (B) the Investor Member and its Affiliates and its and their directors, officers, managers, members, stockholders or other equityholders, in each case, from and against any and all loss, damage or liability (including reasonable attorneys’ fees) due to or arising out of the Excluded Assets and Liabilities.

(c) Vroom Parent shall prepare and file, or cause to be prepared and filed, with its timely filed U.S. federal income tax return (including extensions) for the taxable year that includes the Effective Date, a statement pursuant to Regulations Section 1.1502-36(d), in such form and manner as required under applicable Regulations; provided, that, such statement (i) may include an election pursuant to Regulations Section 1.1502-36(d)(6) if and to the extent determined by Vroom Parent and consistent with Section 2.17(c) of the Purchase Agreement, (ii) must be reasonably acceptable to the Investor Member and (iii) provides that the Company NOLs retained by the Company shall be attributable to the most recent applicable taxable year(s) of the Company.

(d) Each of the Company, the Vroom Member and Vroom Parent hereby agree that it will not, and will cause its Subsidiaries not to, terminate, amend, modify, supplement, waive or assign (in whole or in part) any Transaction Agreement to which the Investor Member is not a party without the prior written consent of the Investor Member (which shall include, for the avoidance of doubt, any amendments, modifications or supplements to Schedule A of the Loan and Security Agreement); provided, that, the prior written consent of the Investor Member shall not be required for any (i) termination of the CarStory License Agreement pursuant to Section 5.2 thereof, (ii) assignment of the CarStory License Agreement to any Person (other than a Restricted Assignee (as defined in the CarStory License Agreement)) pursuant to Section 7.8(b) thereof, or (iii) assignment of the Assigned Intellectual Property to any Person other than the Company or its Subsidiaries.

Section 12.11 Employee Matters.

(a) The Company, the Vroom Member and Vroom Parent have taken all actions necessary to transfer and/or assign the employment of each individual employed by the Company (each, a “Transferred Employee”) to an Affiliate of Vroom Parent (other than the Company) by the Effective Date. On and from the Effective Date, the Company shall have no employees.

(b) No later than the twelve (12)-month anniversary of the Effective Date, the Company shall use commercially reasonable efforts to obtain an acknowledgement from each Transferred Employee (each, an “Employee Acknowledgement”), which shall include an acknowledgement from such Transferred Employee that, effective as of the Effective Date, any and all liabilities and obligations related to such Transferred Employee’s employment (including salary, benefits, bonuses, and any other forms of compensation) on or after the Effective Date, are the sole responsibility of Vroom Parent or its Affiliates (other than the Company).

(c) By the Effective Date, the Company has taken all actions necessary to terminate, withdraw from, or transfer the sponsorship to an Affiliate of Vroom Parent (other than the Company) of, as applicable, each benefit or compensation plan, program, policy or arrangement maintained, sponsored, contributed to (or obligated to be contributed to) or entered into by Company. On and from the Effective Date, the Company shall not maintain, sponsor, contribute to (or be obligated to contribute to), or be a party to any benefit or compensation plan, program, policy or arrangement, without the prior written consent of the Investor Member.

Section 12.12 Investment Company. The Company hereby acknowledges and agrees that (a) it is not required to be registered as an “investment company” within the meaning of the Investment Company Act, and (b) it is not solely relying on the exemptions from registration set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Section 12.13 Mandatory Exercise of Loan and Security Agreement Remedies. Upon the occurrence of any Loan and Security Agreement Event of Default, the Company shall (a) terminate the Commitment Amount pursuant to Section 7.1(c) of the Loan and Security Agreement, (b) declare all Aggregate Unpaids and any other amounts owed by the Borrower under the Loan and Security Agreement to be immediately due and payable, and (c) start to take appropriate remedial actions under Section 7.2 of the Loan and Security Agreement, and such other rights and remedies otherwise available to the Company, whether under the Loan and Security Agreement, at law, in equity or otherwise, unless the Investor Member has provided its written consent authorizing the Company not to take the actions required by the foregoing clauses (a) through (c). The Company shall provide the Investor Member with written notice of any Loan and Security Agreement Event of Default within five (5) Business Days thereof. Any capitalized terms used in this Section 12.13 but not otherwise defined in this Agreement shall have the meaning given to such terms in the Loan and Security Agreement.

Section 12.14 Concerning the Trustee. It is expressly understood and agreed by the Company, the Vroom Member and Vroom Parent that (a) this Agreement is executed and delivered on behalf of the Investor Member by UMB Bank, N.A., not individually or personally but solely in its capacity as trustee on behalf of the Investor Member, in the exercise of the powers and authority conferred and vested in it under the trust agreement governing the Investor Member, (b) each of the representations, undertakings and agreements herein made on the part of the Investor Member is made and intended not as personal representations, undertakings and agreements by UMB Bank, N.A., but is made and intended for the purpose of binding only, and is binding only on, the Investor Member, (c) nothing herein contained shall be construed as creating any liability on UMB Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) UMB Bank, N.A. has made no investigation as to the accuracy or completeness of any representations or warranties made by the Investor Member in this Agreement, and (e) under no circumstances shall UMB Bank, N.A. be personally liable for the payment of any indebtedness, indemnities or expenses (including any arbitration or enforcement related expenses) of the Investor Member or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Investor Member under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of the Investor Member.

ARTICLE XIII
GENERAL PROVISIONS

Section 13.01 Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT OR THE RELEVANT AGREEMENTS AND DOCUMENTS, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE RELEVANT AGREEMENTS AND DOCUMENTS (WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING (I) ITS NEGOTIATION, EXECUTION, CONSTRUCTION, VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT AND (II) THE RIGHTS AND DUTIES OF THE PARTIES IN WHOLE OR IN PART, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 13.02 Counterparts. This Agreement may be executed in counterparts (including by facsimile, .pdf or other electronic transmission), each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement. The signatures of all the parties hereto need not appear on the same counterpart.

Section 13.03 Construction; Headings. Whenever the feminine, masculine, neuter, singular or plural shall be used in this Agreement, such construction shall be given to such words or phrases as shall impart to this Agreement a construction consistent with the interest of the Members entering into this Agreement. Where used herein, the term “federal” shall refer to the U.S. Federal government. As used herein, (a) “or” shall mean “and/or” and (b) “including” or “include” shall mean “including without limitation.” The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded; if the last day of such period is a non-business day, the period in question ends on the next succeeding business day.

Section 13.04 Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall be held invalid or unenforceable, the remaining terms and provisions hereof and the application of such term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.

Section 13.05 Relations with Members. Unless named in this Agreement as a Member, or unless admitted to the Company as a Substituted Member or an Additional Member as provided in this Agreement, no Person shall be considered a Member. Subject to ARTICLE VII, the Company and the Board of Managers need deal only with Persons so named or admitted as Members.

Section 13.06 Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that such Member may have to maintain an action for partition with respect to any property of the Company.

Section 13.07 Successors and Assigns. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective permitted transferees; provided, that (a) the Investor Member may assign any of its right, interests or obligations hereunder without the prior written consent of any other Person, (b) no other Person (including the Vroom Member and the Company) may assign any of its rights, interest or obligations hereunder without the prior written consent of the Investor Member, and (c) no Transfer of the Units of any Member shall be made except in accordance with the provisions of ARTICLE VII.

Section 13.08 Entire Agreement. This Agreement and any agreements entered into in connection with this Agreement (including any Transaction Agreement) and any exhibits, schedules and other documents referred to herein (the “Relevant Agreements and Documents”) constitute the final agreement between the parties hereto and are the complete and exclusive expression of agreement of the parties hereto with respect to the subject matter hereof and thereof. All prior and extemporaneous negotiations, communications, arrangements, letters, term sheets and agreements between the parties hereto on the subject matters contained in this Agreement and the Relevant Agreements and Documents, whether written or oral, are expressly merged into and superseded by this Agreement and the Relevant Agreements and Documents. The provisions of this Agreement and the Relevant Agreements and Documents may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealing. There are no conditions precedent to the effectiveness of this Agreement.

Section 13.09 No Third Party Beneficiaries. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than an Indemnified Party pursuant to Section 4.05, Section 4.04 and Section 4.07 and non-parties pursuant to Section 13.16, shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

Section 13.10 Other Instruments and Acts. The Members agree to execute any other instruments or perform any other acts that are or may be necessary to effectuate and carry on the Company created by this Agreement.

Section 13.11 Remedies and Waivers. No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by Law or provided hereunder shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by Law or provided hereunder shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided hereunder are cumulative and are not exclusive of any rights, powers and remedies provided by Law. No course of dealing or course of conduct between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or supplement any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

Section 13.12 Public Announcements. No Member will issue any public announcements or disseminate any advertising or marketing material concerning the existence or terms of this Agreement without the prior written approval of all of the other Members, except to the extent such announcement is required by Law. If a public announcement is required by Law, the Members will consult with each other before making the public announcement. To the extent any announcement or any advertising or marketing material permitted under this Section 13.13 expressly refers to any Member or their Affiliates, such Member shall, in its sole discretion, have the right to revise such announcement or advertising or marketing material prior to granting such written approval. Notwithstanding anything to the contrary, this Section 13.13 shall not prevent any Member from communicating with limited partners or prospective limited partners or investors of such Member or its Affiliates in connection with reporting requirements.

Section 13.13 Competitive Activities. No Manager shall be required to manage the Company as his, her or its sole and exclusive function and the Board of Managers, any Member of the Company and any of their respective Affiliates may have other business interests and may engage in other activities in addition to those relating to the Company. Such other business interests or activities may be of any nature or description, and may be engaged in independently or with others, and neither the Company nor any Member shall have any right, by virtue of this Agreement or the Company relationship created hereby, in or to such other ventures or activities of the Board of Managers or any other Member or any of their respective Affiliates, or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the Company Business, shall not be deemed wrongful or improper. Notwithstanding anything to the contrary herein, this Section 13.13 shall not (i) limit any confidentiality, non-compete or non-solicit agreements of any Member and (ii) apply to employees of the Company or any of its Subsidiaries.

Section 13.14 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware) in any action or proceeding arising out of or relating to this Agreement or the Relevant Agreements and Documents and any claim or controversy directly or indirectly based upon or arising out of this Agreement or the Relevant Agreements and Documents, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section, and stipulates that the courts stated above in this section shall have in personam jurisdiction and venue over each of the parties for the purpose of litigating any dispute, controversy, or proceeding arising out of or relating in any way whatsoever to this Agreement. Each party hereby authorizes and agrees to accept service of process sufficient for personal jurisdiction in any action against it as contemplated by this section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement.

Section 13.15 JURY TRIAL WAIVER. EACH PARTY HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING BROUGHT BY OR AGAINST IT ARISING OUT OF OR RELATED TO THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE RELEVANT AGREEMENTS AND DOCUMENTS.

Section 13.16 Specific Performance. Each party hereto acknowledges and agrees that irreparable damage would occur to the other parties hereto and that the other parties hereto will not have an adequate remedy at law in the event that any of the provisions of this Agreement to be performed by such party were not performed in accordance with their specific terms or were otherwise breached. Therefore, each party hereto is entitled to an injunction or injunctions to prevent breaches of this Agreement by the other parties and to specifically enforce the terms and provisions of this Agreement against such other parties hereto in any court of competent jurisdiction, without bond or other security being required, and appropriate injunctive relief may be applied for by such parties and granted in connection therewith. Such remedies are, however, cumulative and not exclusive and are in addition to any other remedies which any party may have under this Agreement or otherwise.

Section 13.17 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

VROOM AUTOMOTIVE, LLC

By: /s/Thomas H. Shortt
Name: Thomas H. Shortt
Title: Chief Executive Officer

Signature Page To Amended And Restated
Limited Liability Company Agreement of VROOM AUTOMOTIVE, LLC

VROOM MEMBER:

VROOM FINANCE HOLDINGS, LLC

By: /s/Thomas H. Shortt
Name: Thomas H. Shortt
Title: President and Chief Executive Officer

VROOM PARENT:

VROOM, INC.

By: /s/Thomas H. Shortt
Name: Thomas H. Shortt
Title: Chief Executive Officer

Signature Page To Amended And Restated
Limited Liability Company Agreement Of VROOM AUTOMOTIVE, LLC

INVESTOR MEMBER:

SPE HOLDINGS 2026-1

By: UMB Bank, N.A., not in its individual capacity but solely as Trustee

By: [***]
Name: [***]
Title: [***]